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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Willis Group Holdings Limited
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WILLIS GROUP HOLDINGS LIMITED

Notice of 2004 Annual General Meeting
of Shareholders and Proxy Statement

WILLIS GROUP HOLDINGS LIMITED

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
AND
PROXY STATEMENT

Time:

        9:00 a.m. New York Time.

Date:

        May 7, 2004.

Place:

  Majestic Ballroom
  The Westin at Times Square
  270 West 43rd Street
  New York, New York 10036.

Purpose:

  •
  Election of Directors until the close of the next Annual General Meeting of Shareholders.

  •
  Reappointment of Deloitte & Touche LLP as auditors until the close of the next Annual General Meeting of Shareholders and authorization of the Board of Directors acting through the Audit Committee to fix the auditors' remuneration.

        The directors will present, during the meeting, the Company's audited consolidated financial statements for the financial year ended December 31, 2003.

        Only shareholders of record on March 9, 2004 may vote at the meeting. This statement is being mailed to shareholders on or about March 15, 2004 with a copy of the Company's 2003 Annual Report, which includes financial statements for the year ended December 31, 2003.

        Your vote is important. Please follow the instructions on the proxy card you receive. The proxy card should be returned in accordance with the instructions thereon to ensure that your shares are represented at the meeting.

Michael P. Chitty
Secretary
March 15, 2004.

Willis Group Holdings Limited
Canon's Court
22 Victoria Street
Hamilton HM 12
Bermuda.

March 15, 2004

To: Shareholders of the Company

Dear Shareholder

        You are invited to attend our annual general meeting of shareholders at 9:00 a.m. on Friday, May 7, 2004 in the Majestic Ballroom, The Westin at Times Square, 270 West 43rd Street, New York, New York 10036.

        In addition to the matters described in the attached proxy statement, I will report on our current activities. You will have an opportunity to ask questions and to meet your directors and executive officers.

        Your representation and vote are important and your shares should be voted whether or not you plan to come to the annual general meeting. Please complete, sign, date and return the enclosed proxy card promptly.

        I look forward to seeing you at the meeting.

Yours sincerely

Joseph J. Plumeri
Chairman and Chief Executive Officer

Willis Group Holdings Limited
Canon's Court
22 Victoria Street
Hamilton HM 12
Bermuda.

GENERAL INFORMATION

         Who may vote

Holders of our common shares, as recorded in our share register on March 9, 2004, may vote at the meeting. As of that date, there were 156,348,763 shares of common stock outstanding and entitled to one vote per share. A list of shareholders will be available for inspection for at least ten days prior to the meeting at our offices at 7 Hanover Square, New York, New York.

How to vote

You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you expect to attend the meeting. You will be able to change your vote at the meeting.

Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see how you should complete your proxy card and deliver it to the Company.

How proxies work

The Company's Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting, or at any adjournment thereof, in the manner you direct. You may vote for or against the proposals or abstain from voting. You may also vote for all, some, or none of the directors seeking election.

If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares in favor of all items herein to be voted on.

As of the date hereof, we do not know of any other business that will be presented at the meeting. If other business shall properly come before the meeting or any adjournment or postponement thereof, the person or persons named in the proxy will vote according to their best judgment.

Solicitation

In addition to this mailing, our employees may solicit proxies personally, electronically or by telephone. We pay the costs of soliciting this proxy. We also reimburse brokers and other nominees for their expenses in sending these materials to you and getting your voting instructions.

Revoking a proxy

You may revoke your proxy before it is voted by submitting a new proxy with a later date; by voting in person at the meeting; or by notifying the Company's Corporate Secretary.

Quorum

In order to carry on the business of the meeting, we must have a quorum. Under our bye-laws, shareholders representing at least 50% of our issued and outstanding shares of common stock present in person or by proxy and entitled to vote constitute a quorum.

Only shareholders, their proxy holders and the Company's guests may attend the meeting. Verification of ownership may be required at the admissions desk. If your shares are held in the name of your broker, bank or other nominee, you must bring with you to the meeting an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on March 9, 2004, the record date for voting.

Votes needed

All proposals to be acted on at the meeting require the affirmative vote of a simple majority of the votes cast at a meeting at which a quorum is present. Accordingly, abstentions and broker non-votes, though counted for the purposes of determining the quorum present for the transaction of business, will have the effect of not voting in favour of a proposal. A broker non-vote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the New York Stock Exchange.

ITEM 1

ELECTION OF DIRECTORS

        Under the Company's bye-laws, directors hold office only until the next following Annual General Meeting of Shareholders unless they are earlier removed or resign. All the Company's directors, except for Joseph A. Califano Jr., Wendy E. Lane and James F. McCann, were re-appointed directors at the Annual General Meeting held on May 9, 2003.

        In March 2004, the Board adopted new Corporate Governance Guidelines, which are attached to this proxy statement as Appendix A and can also be found on the Company's website at www.willis.com. These Guidelines meet the new listing standards recently adopted by the New York Stock Exchange ("NYSE"). The listing standards require, among other things, that by the time of the Company's 2004 Annual General Meeting a majority of the Company's Board be independent and that the Board's Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee be comprised solely of independent directors. Appendix I to the Company's new Corporate Governance Guidelines addresses director independence and sets forth categorical standards of independence to assist the Board in making determinations of independence. The process for identifying and evaluating nominees for director together with the specific qualifications the Corporate Governance and Nominating Committee will take into account in selecting a nominee are set out in Appendices II and III respectively in the Company's new Corporate Governance Guidelines.

        Effective as of April 21, 2004, Henry R. Kravis, George R. Roberts and Todd A. Fisher have resigned as directors of the Company and Joseph A. Califano Jr., Wendy E. Lane and James F. McCann have been appointed directors. Each of the new directors was recommended to the Corporate Governance and Nominating Committee by members of the Board. The Board reviewed the independence of directors and determined that all present members of the Board, except Joseph J. Plumeri and James R. Fisher, were independent within the meaning of the Company's new Corporate Governance Guidelines and the NYSE's new listing standards.

        Following the change of directors the membership of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee has been reconstituted. The members of these committees are all independent and in compliance with the Company's Corporate Governance Guidelines, the new NYSE listing standards and, in the case of all members of the Audit Committee, the Audit Committee requirements promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002 (the "Act").

        In addition, the Board increased the compensation of directors, amended the charters of its Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. The charters of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee can be found in Appendices B, C, and D respectively and on the Company's website at www.willis.com.

        Your Board recommends you vote FOR each of the following directors proposed for re-election:

        William W. Bradley    Mr. Bradley, age 60, is a Managing Director of Allen & Company LLC. Additionally, he is chief outside advisor to McKinsey & Company's non-profit practice and a director of Eastman Kodak Company, Seagate Technology and Starbucks Corporation.

From 1997 to 1999 he was a Senior Advisor and Vice Chairman of the International Council of J. P. Morgan & Co. During that time he also served as an essayist for CBS evening news and as a visiting professor at Stanford University, Notre Dame University and the University of Maryland. Mr. Bradley served in the U.S. Senate from 1979 to 1997 representing the State of New Jersey. Prior to serving in the Senate, he was an Olympic gold medalist in 1964 and a professional basketball player with the New York Knicks from 1967 to 1977. Mr. Bradley holds a BA degree in American History from Princeton University and a MA degree from Oxford University where he was a Rhodes Scholar.

        Joseph A. Califano, Jr.    Mr. Califano, age 72, joins our Board on April 21, 2004. He has been Chairman of the Board and President of the National Center on Addiction and Substance Abuse at Columbia University in New York City since 1992. Mr. Califano has served as Adjunct Professor of Public Health at Columbia University's Medical School and School of Public Health since 1992 and is a member of the Institute of Medicine of the National Academy of Sciences. Mr. Califano was senior partner of the Washington, D.C. office of the law firm Dewey Ballantine from 1983 to 1992. Mr. Califano served as the United States Secretary of Health, Education and Welfare from 1977 to 1979. Mr. Califano is a director of Automatic Data Processing, Inc. and Viacom, Inc.

        James R. Fisher    Mr. Fisher, age 48, is the managing member and majority owner of Fisher Capital Corp. L.L.C. From 1986 through March 1997, Mr. Fisher was a senior executive at American Re Corporation and served most recently as Senior Vice President and Chief Financial Officer of American Re-Insurance Company and American Re Corporation, President of American Re Financial Products and President and Chief Executive Officer of American Re Asset Management. Before joining American Re, Mr. Fisher was a Senior Accountant at Peat, Marwick, Mitchell & Co., Chief Financial Officer of The Lawrence Corporation and Senior Manager/Director of Insurance Industry Services at Price Waterhouse. Mr. Fisher is also Chairman and Chief Executive Officer of Bristol West Holdings, Inc. and a member of the board of directors, audit, investment and reinsurance committees of Alea Group Holdings (Bermuda) Ltd.

        Perry Golkin    Mr. Golkin, age 50, has been a member of KKR & Co. L.L.C. since January 1, 1996. Mr. Golkin was a general partner of Kohlberg Kravis Roberts & Co. L.P. ("KKR") from 1995 to January 1996. Prior to 1995, he was an executive of KKR. He is also a member of the board of directors of Bristol West Holdings, Inc., PRIMEDIA, Inc., Alea Group Holdings (Bermuda) Ltd., Rockwood Specialties, Inc. and Walter Industries, Inc.

        Paul M. Hazen    Mr. Hazen, age 62, joined Wells Fargo in 1970 and retired in May 2001. Mr. Hazen served as Chairman from February 2, 1997, Chairman and Chief Executive Officer from January 1, 1995 to November 2, 1998, President and Chief Operating Officer from 1984 to 1995 and Vice Chairman from 1981 to 1984. Mr. Hazen is also a director of Safeway Inc., E.piphany Inc., Xstrata Plc, KSL Recreation Corporation and is Chairman of Accel-KKR Company and Deputy Chairman and a director of Vodafone plc.

        Wendy E. Lane Ms. Lane, age 52, joins our Board on April 21, 2004. Ms Lane has been Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin and Jenrette Securities Corporation, an investment banking firm, serving in these and other positions from 1980 to 1992. Ms. Lane is a director of Laboratory Corporation of America, a position she has held since 1996. Ms. Lane holds a BA from Wellesley College and a MBA from Harvard Business School.

        James F. McCann Mr. McCann, age 52, joins our Board on April 21, 2004. Mr. McCann has served since 1976 as Chairman and Chief Executive Officer of 1-800-FLOWERS.COM, Inc. He also serves on the Board of Boyds Collections Ltd., GTECH Corporation, Hofstra University and Winthrop-University Hospital.

        Scott C. Nuttall    Mr. Nuttall, age 31, has been an executive of KKR since November 1996. Mr. Nuttall was an executive at The Blackstone Group from January 1995 to November 1996. He is also a member of the board of directors of Alea Group Holdings (Bermuda) Ltd., Amphenol Corporation, Bristol West Holdings, Inc., KinderCare Learning Centers, Inc. and Walter Industries, Inc.

        Joseph J. Plumeri    Mr. Plumeri, age 60, is our Chairman and Chief Executive Officer. Before joining the Group, Mr. Plumeri spent 32 years as an executive with Citigroup Inc. and its predecessors. Of note, Mr. Plumeri oversaw the 450 North American retail branches of Citigroup's Citibank unit. Mr. Plumeri also served as Chairman and Chief Executive Officer of Citigroup's Primerica Financial Services from 1995 to 1999. In 1994, Mr. Plumeri was appointed Vice Chairman of Citigroup's predecessor, Travelers Group Inc., and in 1993 Mr. Plumeri became the President of a predecessor of Citigroup's Salomon Smith Barney unit after overseeing the merger of Smith Barney and Shearson and serving as the President and Managing Partner of Shearson since 1990. He is also a board member and advisor to many organizations, including Commerce Bank, The Board of Visitors of the College of William & Mary, The United Negro College Fund and The National Center on Addiction and Substance Abuse. He is also a commissioner of the New Jersey Sports and Exposition Authority.

        Douglas B. Roberts    Mr. Roberts, age 56, is the former Treasurer for the State of Michigan, a position held from April 2001 to December 2002 and from January 1991 to November 1998 for a total of almost 10 years. From January 1999 to March 2001 he was Vice President of the Business Development and Best Practices at Lockheed Martin IMS. Prior to January 1991, Mr. Roberts worked in the Michigan Senate as Director, Senate Fiscal Agency from April 1988 to December 1990 and as Deputy Superintendent of Public Instruction for the Department of Education. Mr. Roberts holds a doctorate in Economics from Michigan State University. Currently, Mr. Roberts is the Interim Director for the Institute for Public Policy and Social Research at Michigan State University.

The Board, Board Committees and Meetings

        The Board held four meetings during 2003. It is expected that the Board will hold at least five meetings during 2004.

        All the directors who held office throughout 2003, other than James R. Fisher, Paul M. Hazen, Henry R. Kravis and George R. Roberts, attended at least 75% of the meetings of the Board and any committee on which they served during their period of office. The independent directors and the non-management directors meet in separate executive sessions without senior management for a portion of each meeting. The Chairman of each session is determined by the directors at that time. All directors are expected to make every effort to attend the annual shareholder meeting and all directors who held office throughout 2003, with the exception of Todd A. Fisher, Henry R. Kravis and George R. Roberts, attended such meeting in 2003.

        The Executive Committee has all the powers of the Board, when it is not in session, in the management of the business and affairs of the Company except as otherwise provided in resolutions of the Board and under applicable law. The Executive Committee, whose members in 2003 were Joseph J. Plumeri, Perry Golkin and Todd A. Fisher, held seven meetings during 2003. From April 21, 2004, the members are Joseph J. Plumeri (Chairman), William W. Bradley, Perry Golkin, Paul M. Hazen and Scott C. Nuttall.

        The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of the Company's financial statements; (b) the selection and oversight of the independent auditors; (c) the Company's compliance with legal and regulatory requirements; (d) the independent auditors' qualifications and independence; (e) the performance of the independent auditors and the Company's internal audit function; and (f) the establishment and maintenance of proper internal accounting controls and procedures. In addition, the Audit Committee provides an avenue for communication between internal audit, the independent auditors, management and the Board. The Audit Committee operates pursuant to a Charter, a copy of which is attached to this Proxy Statement as Appendix B and which can also be found on the Company's website at www.willis.com. The Audit Committee, whose members in 2003 were Douglas B. Roberts (Chairman), James R. Fisher, Todd A. Fisher, Perry Golkin, Paul M. Hazen and Scott C. Nuttall, held four meetings during 2003. From April 21, 2004, the members are Douglas B. Roberts (Chairman), Wendy E. Lane and James F. McCann. The report of the Audit Committee can be found below.

        The Compensation Committee determines the compensation of the Company's Chairman and Chief Executive Officer and other senior executives. In addition, the Compensation Committee administers the Company's stock-based award plans and, in consultation with senior management, establishes the Company's general compensation philosophy and oversees the development and implementation of the Company's compensation programs. The Compensation Committee operates pursuant to a Charter, a copy of which is attached to this Proxy Statement as Appendix C and can also be found on the Company's website at www.willis.com. The Compensation Committee, whose members in 2003 were Perry Golkin (Chairman), William W. Bradley, Todd A. Fisher, Paul M. Hazen and Scott C. Nuttall, met three times during 2003. From April 21, 2004, the members are Perry Golkin (Chairman), Joseph A. Califano Jr. and Paul M. Hazen. The report of the Compensation Committee can be found below.

        The Corporate Governance and Nominating Committee identifies and recommends individuals to the Board for nomination as members of the Board and its committees, including this committee, and selects and evaluates director nominees using a process that is described in general terms in the Corporate Governance Guidelines, which are attached as Appendix A to this Proxy Statement. In addition, this committee develops and recommends to the Board the corporate governance principles, including Director Independence Standards, applicable to the Company. The Corporate Governance and Nominating Committee was established in October 2003 with its members being William W. Bradley (Chairman), Perry Golkin, Paul M. Hazen and Joseph J. Plumeri. It held one meeting during 2003. From April 21, 2004 the members are William W. Bradley (Chairman), Joseph A. Califano Jr., Wendy E. Lane and Scott C. Nuttall. The Corporate Governance and Nominating Committee operates pursuant to a Charter, a copy of which is attached to this Proxy Statement as Appendix D and which can also be found on the Company's website at www.willis.com.

Communications with Shareholders and other constituencies

        The Chairman and Chief Executive Officer is responsible for establishing effective communications with the Company's stakeholder groups, including shareholders, the press, analysts, clients, suppliers, governments and representatives of the communities in which it operates. It is the policy of the Company to appoint individuals to communicate and interact fully with these stakeholders and the Board will look to senior management to speak for the Company. This policy does not preclude outside directors from communicating directly with shareholders or other constituencies about Company matters, but any such communications will generally be held at the request of the Board or senior management with senior management present. A shareholder may either communicate with the independent directors or propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board by writing to the Group General Counsel, Willis Group Holdings Limited, 7 Hanover Square, New York, New York 10004-2594.

Directors' Compensation

        In 2003, the directors, other than Mr. Plumeri, received directors' fees of $40,000 per annum. Mr. Douglas B. Roberts also received a further director's fee of $40,000 per annum in recognition of his duties as Chairman of the Audit Committee. Mr. Bradley also received a further director's fee of $60,000 per annum. The directors are entitled to defer receipt of their fees under the directors' deferred compensation plan described below in the section titled "Retirement and other Benefit Plans". Mr. Plumeri receives no specific compensation for his services as a director or member of any committee of the Board of Directors.

        The directors' fees have been increased as of April 21, 2004 to $75,000 per annum with the Chairman of the Audit Committee receiving a further $30,000 per annum in recognition of his duties as Chairman and the Chairmen of the Compensation and Corporate Governance and Nominating Committees receiving a further $20,000 per annum for their services as Chairman. Also, the Board has agreed that each director joining the Board after January 1, 2003 would be granted options to purchase 30,000 of the Company's shares of common stock at an exercise price equal to the closing price of the Company's shares as quoted on the NYSE on the date of grant. The options vest in five equal installments from the first anniversary of grant and are exercisable until the tenth anniversary of grant. Accordingly, Joseph A. Califano Jr., Wendy E. Lane, James F. McCann and Douglas B. Roberts have been granted such options effective as of April 21, 2004.

SECURITY OWNERSHIP

Security Ownership of 5% Holders

        The following table reflects the number of shares of common stock beneficially owned by persons known to the Company to own more than 5% of its outstanding shares:

Name and Address	Amount Beneficially Owned	Percentage of Stock Outstanding at December 31, 2003
KKR 1996 Overseas Limited,(1) Ugland House, PO Box 309, Georgetown, Grand Cayman, B.W.I.	35,543,328	22.3%
Neuberger Berman, LLC,(2) 605 Third Avenue, New York, NY 10158-3698, USA.	8,195,152	5.15%

(1)
Shares are owned of record by Profit Sharing (Overseas), Limited Partnership. KKR 1996 Overseas Limited is the general partner of KKR Associates II (1996), Limited Partnership, which is the general partner of KKR 1996 Fund (Overseas), Limited Partnership which is the general partner of Profit Sharing (Overseas), Limited Partnership. Effective as of February 25, 2004 the number of shares beneficially owned reduced to 11,698,405 which is approximately 7.5% of the Company's issued and outstanding shares. Messrs. Henry R. Kravis, George R. Roberts, Paul E. Raether, Michael W. Michelson, James H. Greene, Jr., Edward A. Gilhuly, Perry Golkin, Scott M. Stuart, Todd A. Fisher, Johannes P. Huth, Alex Navab, Jr., Robert I. MacDonnell and Michael T. Tokarz as members of KKR 1996 Overseas, Limited, may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 Overseas, Limited but disclaim such beneficial ownership. Scott C. Nuttall is a director and executive of KKR. Mr. Nuttall is also a limited partner in KKR Associates II (1996), Limited Partnership. Mr. Nuttall disclaims beneficial ownership of any of the Company's shares beneficially owned by KKR and KKR Associates II (1996), Limited Partnership. The amounts owned by Messrs. Golkin, Fisher and Nuttall include 34,000, 8,000 and 3,000 shares respectively. The address of each individual listed above is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019.

(2)
Based on the Form 13G filed on February 9, 2004, Neuberger Berman, LLC, an affiliate of Lehman Brothers, Inc., may be deemed to be a beneficial owner of shares of our common stock since it has shared power to make decisions whether to retain or dispose of, and in some cases the sole power to vote, the securities of many unrelated clients. Neuberger Berman, LLC does not, however, have any economic interest in the securities of those clients. The clients are the actual owners of the securities and have the sole right to receive and the power to direct the receipt of dividends from or proceeds from the sale of such securities.

Security Ownership of Management

        The amounts and percentages of our shares beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission ("SEC") governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of that security, or investment power, which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which that person has no economic interest. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or restricted shares held by that person that are currently exercisable or exercisable within 60 days of the date of this document are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage beneficial ownership of any other person. The percentage of our share capital is based on 156,275,020 shares of common stock outstanding on February 27, 2004. The following table shows the interests of directors, including those joining the Board in April 2004 and the officers of the Company.

Name	Number of Shares Beneficially Owned	Percent Beneficially Owned
Joseph J. Plumeri	3,437,575	2.2%
William W. Bradley	41,668	*
Joseph A. Califano Jr.	2,000	*
James R. Fisher(1)	114,202	*
Todd A. Fisher(2)	11,706,405	7.5%
Perry Golkin(2)	11,732,405	7.5%
Paul M. Hazen	81,481	*
Henry R. Kravis(2)	11,698,405	7.5%
Wendy E. Lane.	—	—
James F. McCann	—	—
Scott C. Nuttall(2)	11,701,405	7.5%
Douglas B. Roberts	—	—
George R. Roberts(2)	11,698,405	7.5%
William P. Bowden, Jr.	20,090	*
Richard J.S. Bucknall	487,649	*
Thomas Colraine	419,100	*
Janet Coolick	28,133	*
Christopher M. London	265,000	*
Patrick Lucas	50,000	*
Stephen G. Maycock	194,252	*
Grahame J. Millwater	200,040	*
John M. Pelly	445,000	*
James A. Ratcliffe	91,617	*
Sarah J. Turvill	146,000	*
Mario Vitale	194,485	*
All our directors and executive officers (25 persons)(3)	6,177,590	3.9%

*
Less than 1%.

(1)
James R. Fisher owns 28,500 of the Company's shares of common stock. Fisher Capital Corp. L.L.C., is the beneficial owner of exercisable options to purchase 76,082 of the Company's shares. Mr. Fisher, as the managing member and majority owner of Fisher Capital Corp. L.L.C., may be deemed to share ownership of any shares beneficially owned by Fisher Capital Corp. L.L.C. but disclaims such beneficial ownership. James R. Fisher has an interest in 9,620 of the Company's shares as an investor through KKR Partners (International) Limited Partnership. Mr. Fisher may be deemed to share beneficial ownership of any shares beneficially owned by KKR Partners (International) Limited Partnership but disclaims such beneficial ownership.

(2)
See note (1) in Security Ownership of 5% Holders.

(3)
This includes 18,032 shares held in trust on behalf of the Company's executive officers subject to vesting. These shares were issued in connection with the cancellation of unvested incentive awards owned by such executive officers prior to the acquisition of a predecessor company in 1998.

ITEM 2

REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

        The Audit Committee, in accordance with the delegation granted by the Board of Directors to the Audit Committee through its Charter, selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2004. This selection has been ratified by the Board. Deloitte & Touche LLP acted as the Company's independent auditors for the year ended December 31, 2003. Representatives of Deloitte & Touche LLP will attend the meeting, will have an opportunity to make a statement if they desire to do so and will be available to answer any pertinent questions.

        A simple majority of the Company's shares of common stock present or represented and entitled to vote at the meeting is required to ratify the appointment of Deloitte & Touche LLP and refer the issue of the auditors' remuneration for the 2004 audit to the Board of Directors in accordance with the Company's bye-laws. The Board delegates the determination of the audit fee to the Audit Committee.

Your Board recommends you vote FOR this proposal.

        Fees to Deloitte & Touche LLP

        The following fees have been, or will be, billed by Deloitte & Touche LLP and their respective affiliates (collectively "Deloitte") for professional services rendered to the Company for the fiscal years ending December 31, 2003 and December 31, 2002.

	2003	2002
	$'000	$'000
Audit fees(1)	2,521	2,356
Audit related fees(2)	117	136
Tax fees(3)	420	305
All other fees(4)	114	284

Total fees	3,172	3,081

(1)
Fees for the audits of the Company's annual financial statements and reviews of the financial statements included in the Company's quarterly reports for that fiscal year, services relating to the Company's secondary public offering and US GAAP accounting advice.

(2)
Audit related fees relate to professional services such as due diligence assistance, employee benefit plan audits and International Financial Reporting Standards scoping.

(3)
Tax fees comprise fees for tax compliance, tax planning and tax advice.

(4)
All other fees primarily include professional fees for regulatory consulting services in respect of the pension review activities of a subsidiary in the United Kingdom and for services in respect of the reorganization and restructuring of the businesses within the Willis Group in Australia and Sweden.

        Audit, audit related, tax and all other fees for 2002 have been reclassified to present them in accordance with the revised SEC guidelines. Further, the Audit Committee approved all of the services described in (2) to (4) above.

AUDIT COMMITTEE REPORT

        The primary function of the Audit Committee is to assist the Board of Directors in its oversight with respect to (a) the integrity of the Company's financial statements; (b) the selection and oversight of the independent auditors; (c) the Company's compliance with legal and regulatory requirements; (d) the independent auditors' qualifications and independence; (e) the performance of the independent auditors and the Company's internal audit function; and (f) the establishment and maintenance of proper internal accounting controls and procedures. The Committee operates pursuant to a Charter, a copy of which is attached to this Proxy Statement as Appendix B and which can also be found on the Company's website at www.willis.com. Executive management is responsible for the Company's financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company's financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles.

        The Audit Committee has adopted a policy regarding the Pre-Approval of Independent Auditors' Services as set out in Appendix E and which also can be found on the Company's website at www.willis.com. This policy requires all services provided by the Company's independent auditors, both audit and permitted non-audit, to be pre-approved by the Audit Committee or the Chairman of the Audit Committee or any other member of the Committee.

        In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2003 with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors' independence.

        It is not the duty or responsibility of the Committee to conduct auditing or accounting reviews or procedures. In performing their oversight responsibility, members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Committee's considerations and discussions do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the financial statements are presented in accordance with generally accepted accounting principles.

        Based upon the review discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee agreed that Deloitte & Touche LLP be retained to audit the financial statements of the Company for the fiscal year ending December 31, 2004 and that the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 be filed with the Securities and Exchange Commission.

        The membership of the Audit Committee was reconstituted as of April 21, 2004 to consist solely of directors complying with the Company's Director Independence Standards contained in the Company's Corporate Governance Guidelines which take into account the need to satisfy the independent criteria required under the rules of the Securities and

Exchange Commission and the NYSE's new listing standards. Mr. Douglas B. Roberts, the Chairman of the Audit Committee, is our independent Audit Committee Financial Expert. The Committee's new membership is Douglas B. Roberts (Chairman), Wendy E. Lane and James F. McCann.

Douglas B. Roberts (Chairman)	Perry Golkin
James R. Fisher	Paul M. Hazen
Todd A. Fisher	Scott C. Nuttall

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth cash and other compensation paid or accrued for services rendered in 2003, 2002 and 2001 to the Chairman and Chief Executive Officer and each of the other four most highly compensated executive officers of the Company.

Name	Year	Salary ($)(1)	Bonus ($)(1)(2)	Other Annual Compensation ($)	Restricted Stock Awards ($)(2)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)(3)
J.J. Plumeri	2003 2002 2001	1,000,000 1,000,000 1,000,000	3,500,000 2,800,000 1,589,750	— — —	— — 7,742	2,204,779 5,164,222 5,164,222	— — —	14,754 12,768 11,780
R.J.S. Bucknall	2003 2002 2001	572,215 525,945 504,140	874,672 786,962 725,778	— — —	— — —	313,187 588,050 587,893	— — —	142,482 94,144 90,241
T. Colraine	2003 2002 2001	408,725 375,675 342,090	817,450 751,390 513,409	— — —	— — —	406,235 406,137 407,049	— — —	101,773 67,246 58,012
J.M. Pelly	2003 2002 2001	392,376 360,648 342,724	899,195 827,143 793,698	— — —	— — —	485,590 485,590 485,393	— — —	97,702 64,556 56,191
M. Vitale	2003 2002 2001	500,000 500,000 500,000	800,000 700,000 600,000	— — —	— — —	150,000 250,000 250,000	— — —	12,128 10,657 8,276

(1)
Messrs. Bucknall, Colraine and Pelly received no increase in salary in 2003 and 2002. Their salaries and bonuses are received in pounds sterling and the above figures have been converted into dollars at the prevailing year end exchange rates for 2003, 2002 and 2001 respectively. Mr. Plumeri's salary information does not include a deferred compensation payment of $800,000 described below.

(2)
The bonus figures above for 2003, 2002 and 2001 exclude the eligible amount used to receive an award under the Company's Bonus and Stock Plan, which is a sub-plan of the Company's 2001 Share Purchase and Option Plan. The Bonus and Stock Plan provides for awards of restricted stock units (the "Award") which is, except for a UK employee, simply a promise by the Company to deliver on the third anniversary of the Award, subject to being in the Company's employment, shares of common stock of the Company equal to the Award. For a UK employee the Award takes the form of a zero cost option. The Award is determined in accordance with a formula based on the eligible bonus and the Company's share price at the time of the Award. Further, the Company matches the Award with an additional award of restricted stock units equal to 25% of the Award.

In respect of the year 2001, the eligible bonus of the executive officers, who participated in the Company's Bonus and Stock Plan, used for the Award and the Award, which includes the matching element, are Mr. Plumeri $166,250 and 7,742 restricted stock units; and Mr. Colraine $119,134 and 5,547 restricted stock units in the form of zero cost options. The value of the 2001 restricted stock award held by Mr. Plumeri based on the December 31, 2003 closing price of $34.07 per Share is $263,770. Dividends are not paid on this award.

(3)
All other compensation for Messrs. Plumeri and Vitale comprise premiums for life assurance and pension contributions made by their employing company and for Messrs. Bucknall, Colraine and Pelly, pension contributions made by their employing company.

Chairman and Chief Executive Officer's Employment Agreement

        On October 15, 2000, the Company entered into a five-year employment agreement with Joseph J. Plumeri which was amended in 2003 to extend its term for three additional years to

October 15, 2008 and to make certain other changes. Pursuant to this agreement Mr. Plumeri receives a base salary of $1,000,000, plus a guaranteed $1,000,000 annual bonus, an additional discretionary bonus and a deferred compensation payment of $800,000 for each year he continues to be with the Company. The agreement also contains certain non-compete covenants.

        In respect of 2001, Mr. Plumeri received a base salary of $1,000,000, plus his contractually guaranteed $1,000,000 bonus. Mr. Plumeri was awarded an additional $756,000 discretionary bonus determined by the Board of Directors for extraordinary performance, after taking into account $244,000 of corporate costs relating to the Company's private airplane and other travel, lodging and business entertainment expenses for which Mr. Plumeri wanted to be accountable as an example of corporate cost consciousness to other officers and employees of the Company. Out of the $756,000 discretionary bonus payable, Mr. Plumeri deferred $166,250 into the purchase of 6,194 restricted stock units which the Company matched with an additional 1,548 units in accordance with the terms of the Company's Bonus and Stock Plan applicable to other officers and employees of the Company.

        In respect of 2002, Mr. Plumeri received a base salary of $1,000,000, but waived his contractually guaranteed $1,000,000 bonus to better align his compensation with the Company's corporate culture of performance-based remuneration. Mr. Plumeri was awarded a $2,800,000 discretionary bonus determined by the Board of Directors for extraordinary 2002 performance after taking into account the waiver of Mr. Plumeri's contractually guaranteed bonus and $700,000 of corporate costs relating to the Company's private airplane and other business expenses for which Mr. Plumeri again wished to be accountable as an example to his Willis colleagues.

        In respect of 2003 Mr. Plumeri received a base salary of $1,000,000, but waived his guaranteed $1,000,000 bonus. Mr. Plumeri was awarded a $3,500,000 discretionary bonus determined by the Board of Directors based on the Company's growth in revenue and net income, after taking into account the waiver of Mr. Plumeri's guaranteed bonus and $750,000 of corporate costs relating to the Company's airplane and other business expenses for which he again wished to be accountable as an example to his Willis colleagues.

        The term of the agreement ends upon the earlier of October 15, 2008 or the giving by either party of 90 days' prior written notice. In general, upon Mr. Plumeri's termination of employment without cause or by Mr. Plumeri's resignation with good reason (which terms are defined in the agreement), including a resignation by Mr. Plumeri following a change of control (as defined in the agreement), he will receive payments and benefits based on certain formulae, which in no case will exceed an amount equal to the sum of three years' annual base salary, bonus and benefits due to him.

        Further, if any payment or benefit payable to Mr. Plumeri after a change in ownership or control would be considered to be an excess payment subject to a federal excise tax, then Mr. Plumeri will receive an additional payment to gross up the amount of the excise tax.

        Following Mr. Plumeri's retirement at normal retirement age 65, he will be eligible to receive a retirement benefit for the rest of his life equal to $53,035 per year, pursuant to the United States Willis Pension Plan.

Other Named Executive Officers' Employment Agreements

        The other named executive officers, Messrs. Bucknall, Colraine, Pelly and Vitale have employment agreements with a subsidiary of the Company. Each agreement provides for an annual salary which is subject to review and which for 2003 was $572,215 for Mr. Bucknall, $408,725 for Mr. Colraine, $392,376 for Mr. Pelly and for Mr. Vitale $500,000. Messrs. Bucknall, Colraine, Pelly and Vitale participate in the Annual Incentive Plan which provides for a cash bonus dependent on predetermined quantitative targets of performance of the Company and individual qualitative performance objectives and criteria which support the Company's overall goals.

        Each agreement may be terminated generally by each executive officer upon giving between six and 12 months' notice. In the case of termination of the executive officers without cause each will receive payment and benefits which generally will not be less than an amount equal to 12 months' salary and benefits due to him. None of the agreements is subject to a change of control provision.

        Following Messrs. Bucknall, Colraine and Pelly's retirement at normal retirement age of 60, each will be eligible to receive a retirement benefit for the rest of their life, pursuant to the United Kingdom retirement program, equal to $460,000 per year for Mr. Bucknall, $420,000 for Mr. Colraine and $353,333 for Mr. Pelly. Mr. Vitale following retirement at normal retirement age of 65 will be eligible to receive a retirement benefit for the rest of his life, pursuant to the United States retirement program equal to $192,448 per year.

Share Option Grants in 2003

        The following table sets forth certain information concerning share options granted during 2003 to the five most highly compensated executive officers of the Company.

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%($)	10%($)
J.J. Plumeri	—	—	—	—	—	—
R.J.S. Bucknall	137	0.005	$30.70(1)	12.31.06	$663(2)	$1,392(2)
T. Colraine	98	0.004	$30.70(1)	12.31.06	$474(2)	$996(2)
J.M. Pelly	—	—	—	—	—	—
M. Vitale	—	—	—	—	—	—

(1)
The above options were granted under the Company's UK Sharesave Plan where the option exercise price was £19.26 being the sterling equivalent of the market value at the date of grant.

(2)
The dollar amounts are the result of calculations at the 5% and 10% growth rates set by the SEC; the rates are not intended to be a forecast of future stock price appreciation. A zero percent stock price growth rate will result in a zero gain for all optionees.

Aggregated Option Exercises in 2003 and Option Value at December 31, 2003

        The following table shows the share options exercised during 2003 by the five most highly compensated executive officers of the Company and the number and value of specified unexercised options at December 31, 2003. The value of unexercised in-the-money share options at December 31, 2003 shown below is presented pursuant to SEC rules and, with respect to the Company's shares, is based on the December 31, 2003 closing price on the New York Stock Exchange of $34.07 per share. The actual amount, if any, realized upon exercise of share options will depend upon the market price of the shares relative to the exercise price per share at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money share options reflected in this table will be realized.

			Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised in-the-Money Options at December 31, 2003 ($)
Name	Shares Acquired on Exercise(1)	Value Realized ($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
J.J. Plumeri	2,959,443	88,398,563	139,090	2,065,689	4,240,854	62,982,858
R.J.S. Bucknall	275,000	8,214,250	147,500	165,687	4,497,275	5,037,311
T. Colraine	—	—	310,000	96,235	9,451,900	2,752,170
J.M. Pelly	—	—	345,000	140,590	10,519,050	4,275,061
M. Vitale	100,000	2,987,000	50,000	100,000	1,524,500	3,049,000

(1)
The directors exercised their options on a cashless exercise basis through a facility, provided by an independent third party broker, which dealt with the settlement of the exercise option price and taxes payable due on exercise. As a consequence, the directors received the following shares: J. J. Plumeri 1,477,078 shares (value realised—$49,083,302); R. J. S. Bucknall 147,649 shares (value realised—$4,906,376); and M. Vitale 49,485 shares (value realised—$1,644,387).

Retirement and other Benefit Plans

United States Retirement Program

        The Group maintains a United States Retirement Program, the Willis North America Inc. Pension Plan, a qualified defined benefit plan.

        The following table shows the estimated annual straight-life annuity benefit payable from the Plan to employees with the specified Maximum Average Salary (average salary over the five consecutive years out of the last 15 years that produces the highest average). Annual pay under the Plan is subject to a maximum ($180,000 for 2002, 2003 and 2004) that is subject to annual cost-of-living increases. The Maximum Average Salary amounts shown in the table presume that actual eligible pay exceeds the annual limit at all times.

	Years of Service
Maximum Average Salary
	5	10	20	30	40
$170,000	$28,029	$56,058	$99,132	$129,221	$134,415
$180,000	$29,735	$59,470	$105,192	$137,165	$142,664
$190,000	$31,441	$62,882	$111,251	$145,108	$150,913
$200,000	$33,147	$66,293	$117,311	$153,052	$159,162
$250,000	$41,676	$83,351	$147,608	$$192,769	200,407
$300,000	$50,205	$100,410	$177,905	$232,487	$241,653
$400,000	$67,263	$134,526	$238,500	$311,922	$324,143

        The Plan also allows reduced benefits to be paid in a form that provides continued payments (100%, 75% or 50% of the participant's reduced benefit) to the spouse after the death of the participant. For example, if a participant with a spouse three years younger were to receive benefits in the form of a joint and survivor with 75% continuance to the spouse, the benefit payable to the participant would be about 13% less than those shown, with the spouse receiving 75% of the participant's benefit after the death of the participant, payable for the spouse's lifetime. The compensation of participants used to calculate the retirement benefit consists of regular salary disclosed in the "Salary" column of the Summary Compensation Table. Certain other types of pay are includible in pensionable earnings, such as production incentives and commissions (but not other bonus payments). However, neither Mr. Plumeri nor Mr. Vitale received any includible compensation other than regular pay for 2003. Moreover, the regular pay received by both gentlemen exceeded the Plan's limit on includible compensation for 2003.

        As of year-end 2003, Mr. Plumeri and Mr. Vitale each had approximately three years of credited service. The accrued annual benefits, payable in a straight-life annuity beginning at age 65, are as follows: Mr. Plumeri: $18,496, and Mr. Vitale: $15,917 (no lump sum amounts are payable). At retirement (age 65), the years of service and annual Maximum Average Salary (assuming periodic increases in the Plan's pay limit for cost of living) are: Mr. Plumeri, 8 years and $200,000 respectively; Mr. Vitale, 20 years and $324,000 respectively.

United Kingdom Retirement Program

        The Group also maintains a United Kingdom retirement program consisting of the Willis Pension Scheme, an approved defined benefits plan, and an unfunded unapproved plan.

        The table below shows the estimated annual pension benefit payable under the Willis Pension Scheme to certain categories of executives in the United Kingdom, including executive officers of the Company with the specified Pensionable Salary (basic salary averaged over the 12 months leading up to retirement) and specified years of pensionable service upon retirement at the normal age of 60. The pension in payment increases by 3% each year and on death two thirds of the pension is payable to a surviving spouse.

	Years of Pensionable Service
Pensionable Salary
	5	10	20	30	40
$530,000	$88,333	$176,667	$353,333	$353,333	$353,333
$540,000	$90,000	$180,000	$360,000	$360,000	$360,000
$550,000	$91,667	$183,333	$366,667	$366,667	$366,667
$560,000	$93,333	$186,667	$373,333	$373,333	$373,333
$570,000	$95,000	$190,000	$380,000	$380,000	$380,000
$580,000	$96,667	$193,333	$386,667	$386,667	$386,667
$590,000	$98,333	$196,667	$393,333	$393,333	$393,333
$600,000	$100,000	$200,000	$400,000	$400,000	$400,000
$610,000	$101,667	$203,333	$406,667	$406,667	$406,667
$620,000	$103,333	$206,667	$413,333	$413,333	$413,333
$630,000	$105,000	$210,000	$420,000	$420,000	$420,000
$640,000	$106,667	$213,333	$426,667	$426,667	$426,667
$650,000	$108,333	$216,667	$433,333	$433,333	$433,333
$660,000	$110,000	$220,000	$440,000	$440,000	$440,000
$670,000	$111,667	$223,333	$446,667	$446,667	$446,667
$680,000	$113,333	$226,667	$453,333	$453,333	$453,333
$690,000	$115,000	$230,000	$460,000	$460,000	$460,000

        The compensation of participants used to calculate the retirement benefit consists of regular salary as disclosed in the "Salary" column of the Summary Compensation Table and excludes bonuses and other forms of compensation not regularly received. Messrs. Bucknall, Colraine and Pelly participate in the United Kingdom retirement program. At retirement the years of completed pensionable service and the Pensionable Salary (assuming the 2003 compensation increases by 2.5% on average each year to retirement date) are: Mr. Bucknall, 21 years and $690,000; Mr. Colraine, 30 years and $630,000; and Mr. Pelly, 39 years and $530,000.

Annual Incentive Plan

        The Annual Incentive Plan provides a cash bonus to middle and senior management as well as the directors and executive officers based on predetermined quantitative targets of performance of the Company, the business unit for which they are responsible and individual qualitative performance objectives and criteria which support the Company's overall goals.

Non-Employee Directors' Deferred Compensation Plan

        Under the Non-Employee Directors' Deferred Compensation Plan, non-employee directors may elect to defer all or any portion of their fees to be earned in any given calendar year into (1) a cash account, in which the deferred fees earn interest at a rate equal to that which we do or could earn on an equal amount of money deposited with our principal lender, or (2) a stock account, which we credit with a number of shares of the Company's common stock ("Shares") equal to the amount of the fees deferred into the stock account divided by the 10-day average sales price of our Shares with respect to the date the director defers his or her fees. A director shall only receive a distribution of his or her cash account (in cash) and stock account (in Shares), upon the earlier to occur of (1) a change of control of the Company, (2) the first business day of the calendar year following the date the director retires, resigns or otherwise separates from service as a director and (3) the termination of the plan by the Board of Directors.

        As of February 27, 2004, there were 500,000 shares available for distribution into stock accounts under this plan, of which 25,806 Shares have been credited in aggregate to directors' stock accounts.

Non-Employee Directors' Share Option Plan

        Due to certain adverse tax consequences associated with certain non-employee directors' participation in the Non-Employee Directors' Deferred Compensation Plan, we have established a share option plan for certain non-employee members of the Board of Directors who are subject to income taxation in the United Kingdom. Under this share option plan, non-employee directors may receive an immediately exercisable option to purchase Shares at nominal value. The number of Shares subject to the option will be limited, in each calendar year, to that number of our Shares having a market value, as of the date of grant of the option, equal to the amount of fees which that non-employee director waived in respect of that calendar year. We anticipate that under the plan, a non-employee director may either exercise his or her option at any time and receive Shares, or we may elect to repurchase the option at any time, at a price equal to the excess of the fair market value of the Shares subject to the option at the time of the repurchase minus the nominal exercise price, payable in Shares, net of all income taxes required to be withheld by us under applicable tax laws. As of February 27, 2004 there were 100,000 Shares available for grant under this plan but no awards have been made to date.

Amended and Restated 1998 Stock Option Plan and Amended and Restated Willis Award Plan

        The Amended and Restated 1998 Share Purchase and Option Plan for Key Employees and the Amended and Restated Willis Award Plan for Key Employees, each provides for the grant of time-based vesting options, performance-based vesting options and various other share-based grants to our employees to purchase Shares. The 1998 Plan and the Willis Award Plan are intended to promote the Company's long-term financial interests and growth by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of our business; motivate management personnel by means of growth-related incentives to achieve long range goals; and further the alignment of interests of participants with those of shareholders of the Company through opportunities for increased share ownership in us.

        As of February 27, 2004, of the time- and performance-based options granted, 16,199,309 remained unforfeited under the 1998 Plan and 89,220 remained unforfeited under the Willis Award Plan. There are 5,000,000 shares available to be granted under the Willis Award Plan. Under the 1998 Plan, unless otherwise provided by our Board of Directors, time-based options generally become exercisable in five equal annual installments beginning on the second anniversary of the date of grant and performance-based options generally become exercisable in four equal annual installments, beginning on the third anniversary of grant, subject to performance targets. Effective from January 1, 2003, it was determined that these financial performance targets had been achieved. The exercisability of the options may accelerate or terminate based on the circumstances surrounding an optionee's termination of employment, and both time-based and performance-based options may (in the discretion of our Board of Directors), fully accelerate upon a change in control of the Company.

        Unless sooner terminated by our Board of Directors, the 1998 Plan and Willis Award Plan will expire 10 years after its adoption. That termination will not affect the validity of any grant outstanding on the date of the termination of either of the 1998 Plan or the Willis Award Plan.

        Our Board of Directors and its compensation committee administer the 1998 Plan and Willis Award Plan. Our Board of Directors may from time to time amend the terms of any grant, but, except for adjustments made upon a change in our Shares by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization, reorganization, consolidation, change of control or similar event, that action may not adversely affect the rights of any participant under the 1998 Plan or Willis Award Plan, as applicable, with respect to the options without at least a majority of the participants approving such action. Our Board of Directors retains the right to amend, suspend or terminate the 1998 Plan and Willis Award Plan at any time. No further grants are to be made under the 1998 Plan.

2001 Share Purchase and Option Plan

        The 2001 Share Purchase and Option Plan (the "2001 Plan") provides for the grant of options, to purchase our Shares and restricted Shares and other Share-based grants to any of the Company's employees (including members of our Board of Directors who are employees). Members of our Board of Directors who are not employees of the Company may not receive awards under the 2001 Plan. Approximately 4,400 employees currently participate in the 2001 Plan, including Mr. Plumeri and ten executive officers. The 2001 Plan is intended to accomplish the same purposes as the 1998 Plan explained above.

        Limits on Awards.    As of February 27, 2004, options on 5,057,110 Shares and 370,497 restricted Shares remained outstanding (whether vested or unvested). There are currently 15,000,000 shares available to be granted under the 2001 Plan, of which no more than 5,000,000 may be granted to any one employee in any given calendar year. In connection with certain of our option grants, employees have agreed and may in the future agree to restrict the transferability of the Shares that they own, as of the date the option is granted, for a period of six years from the date of the original option grant, which options may be forfeited without payment in the event the employees breach the transfer restrictions imposed on their Shares.

        Stock options generally become exercisable on the first, fifth, sixth or eighth anniversary of grant. Certain option grants may accelerate depending on the achievement of certain performance goals and option grants may terminate based on the circumstances surrounding an optionee's termination of employment. The vesting and exercisability of options and other share-based awards may also be accelerated, at the discretion of our Board of Directors, upon a change in control of the Company.

        Stock Options.    Stock options granted under the 2001 Plan may be either incentive stock options or non-qualified stock options. Any incentive stock options shall have an exercise price at least equal to the fair market value of the shares subject to the option on the date of the grant. No stock option may have a term that is longer than 10 years after the date the option is granted. Stock options granted under the plan may have vesting periods, expiration dates, or other restrictions, as the compensation committee of our Board of Directors (the "Compensation Committee") in its sole discretion will determine.

        Restricted Shares.    The Compensation Committee may grant to plan participants Shares subject to certain restrictions. Subject to certain limitations, restricted Shares shall not have a restriction period of less than 6 months.

        Purchase Shares and Other Share-Based Grants.    The Compensation Committee may grant to plan participants the opportunity to purchase Shares. The Compensation Committee also may grant to plan participants awards that are denominated in units, payable in Shares, including awards valued other than with respect to the fair market value of the Shares.

        Termination.    Unless sooner terminated by our Board of Directors, the 2001 Plan will expire 10 years after its adoption. Any termination or expiration will not affect the validity of any grant outstanding on the date of the plan's termination or expiration.

        Administration.    Our Board of Directors and the Compensation Committee administer the 2001 Plan, including, without limitation, the determination of the employees to whom grants will be made, the number of Shares subject to each grant and the various terms of those grants (including, without limitation, the acceleration of the vesting of any award). The Compensation Committee may from time to time amend the terms of any grant so long as such amendment is consistent with the terms of the plan, and our Board of Directors retains the right to amend, suspend or terminate the 2001 Plan at any time.

        Effects of Certain Corporate Events.    Upon the occurrence of a merger, amalgamation under Bermuda law, consolidation or other corporate event the Compensation Committee may elect to cancel all outstanding awards granted under the 2001 Plan or cause them to remain outstanding and be adjusted to reflect the effect of any such event on the Shares. In the event that the Compensation Committee elects to cancel the outstanding awards, all holders of stock options will have the opportunity to exercise their options in full for a specified period of time prior to the cancellation of their options.

Bonus and Stock Plan

        The Bonus and Stock Plan is a sub-plan of the 2001 Plan and provides for awards of restricted stock units (the "Award") which is, except for UK employees, simply a promise by the Company to deliver, on the third anniversary of the grant of an Award, Shares equal to the Award. For all UK employees, the Award takes the form of a zero cost option. The Award is determined in accordance with a formula based on the eligible bonus and the quoted market price of the Share at the date of the Award. Further, the Company matches the Award with an additional award of restricted stock units, equal to 25% of the Award. As of February 27, 2004, restricted stock unit awards over 346,652 Shares had been awarded and remain unforfeited, 98,741 of which are in the form of zero cost options.

Sharesave Plans

        We established in 2001 a "save as you earn" plan, which we refer to as our Sharesave Plan, which has been approved by the Inland Revenue of the United Kingdom, under which all executive directors and employees of the Company who have completed a minimum service requirement not exceeding five years and are subject to certain taxes in the United Kingdom are granted options to purchase Shares. The Sharesave Plan is a sub-plan of the 2001 Plan. Options may be granted with a sterling option price that is not less than 80% of the market value of the Shares on the date of grant and, where the Shares are to be subscribed, the nominal value if greater. The options may vest in three, five or seven years' time, with each participant being able to pay for his or her options by entering into a savings contract with a savings provider under which he or she agrees to save a regular monthly amount, not to exceed £250 per month. The current maximum monthly saving amount per grant is £100. Options have been granted in 2001, 2002 and 2003 which vest in August 2004, July 2005 and July 2006 respectively. At the end of the savings period, the participants receive their savings back plus a tax-free bonus, which may be used, at the participant's discretion, to exercise the option. Options not exercised within six months from the end of the contract will lapse. In addition, in the event of a change of control of the Company, options may be exercised within six months of the change of control.

        The Board of Directors may determine the maximum number of Shares available for any option grant. Options may be adjusted, subject to the prior approval of the UK Inland Revenue, to reflect variations in the share capital of the Company, including the capitalization, rights issue and subdivision, consolidation or reduction in the capital of the Company. Also, the Board of Directors may at any time amend the Sharesave Plan, which amendments must be approved by the UK Inland Revenue prior to taking effect in order to ensure that the Sharesave Plan retains its tax-qualified status. However, the Board of Directors may not make any amendments that would adversely affect the rights of participants without obtaining appropriate consents. No options may be granted under the Sharesave Plan after the tenth anniversary of the adoption of the Sharesave Plan.

        In 2002, we established our International Sharesave Plan, known as TWISP, for employees of our subsidiaries and our Irish Sharesave Plan for our employees in the Republic of Ireland. Both plans operate on a similar basis to the Sharesave Plan described above and are sub-plans of the 2001 Plan. Options have been granted in June 2002 and June 2003 with vesting in three years and a maximum monthly saving amount of £100 or local currency equivalent. Employees resident under relevant tax laws in 27 countries participate in TWISP.

        As of February 27, 2004, 1,015,258 Shares remained unforfeited under all the Sharesave Plans.

Employee Stock Purchase Plan

        Under the Employee Stock Purchase Plan ("ESPP"), employees of certain of our subsidiaries, currently US and Canadian subsidiaries, have the opportunity to purchase up to a specified amount of Shares through payroll deductions over certain specified periods of time. Participants in the ESPP are offered the opportunity to elect to have up to a certain amount of their salaries deducted from their paychecks over a period of six months, and to use that money to purchase Shares. In no event may a participant purchase more than $25,000 worth of Shares in any given calendar year. The purchase price for the Shares will be the lesser of the closing price of a Share on the first day or the last day of an offering period under the ESPP. The ESPP qualifies as an employee stock purchase plan under section 423 of the Internal Revenue Code, which provides the participants in the ESPP with certain tax benefits upon their subsequent sale or other disposition of the Shares that they will purchase under the terms of the ESPP. As of February 27, 2004, 232,663 Shares have been issued under this plan.

Employee Stock Purchase Agreements

        Shares purchased by employees and former employees, the options granted to employees and Shares an employee may receive upon exercise of an option (all as granted under the 1998 Plan), generally are subject to transfer restrictions until the sixth anniversary of the date the employees originally purchased their Shares. One exception to this transfer restriction allows an employee to sell Shares under an effective registration statement at the time Profit Sharing (Overseas), an indirect wholly-owned subsidiary of KKR, sells its Shares pursuant to such registration statement, in the same proportion as Profit Sharing (Overseas) sells its Shares. In lieu of the exercise of the registration rights, the restrictions have been lifted by the Board, in relation to the four registration statements under which Profit Sharing (Overseas) sold its Shares, over approximately 87% of the Shares purchased and approximately 87% of the unforfeited, vested options granted. Shares and options are also subject to certain risks of forfeiture, in whole or in part, prior to the sixth anniversary of the date the employees originally purchased their shares, including, without limitation, our right to repurchase the Shares and to terminate exercisable options at a stated repurchase or termination price, which price ranges from the fair market value of the Shares to the Market Price per Share (as defined in the 1998 Plan) (for Shares purchased and options granted prior to January 20, 2001), depending upon the circumstances of an employee's termination of employment. In the event Profit Sharing (Overseas) sells all or a portion of its Shares to an unaffiliated third party, the Shares purchased by the employees are also subject to Profit Sharing (Overseas)'s right to cause the employees to sell all or a portion of their Shares, and the employees have a right to cause Profit Sharing (Overseas) to permit employees and former employees to sell a portion of their Shares.

Employee Stock Ownership Plans and Trust

        Our UK subsidiary, Willis Group Limited, maintains Employee Share Ownership Plans, which as of February 27, 2004, held 70,263 Shares on behalf of Willis Group directors, officers and other employees. These Shares were acquired by the Plans at the time of the 1998 acquisition of Willis Group Limited by Profit Sharing (Overseas) in return for the employees forfeiting cash awards held by the Plans for their benefit. As part of the forfeiture arrangements, certain employees were granted, under our Zero Cost Share Option Scheme, options over shares (now Shares), the value of which equaled on grant the cash amount of forfeited cash awards. The Plans are obliged to deliver the Shares held when the zero cost option is exercised upon payment of £1 and relevant taxes. No option may be exercised more than 10 years from the date of grant and no further options will be granted under the Zero Cost Share Option Scheme.

        Those employees who forfeited cash awards but did not receive a zero cost option grant have their Shares vested under the Plans at the same time they would have received the cash awards.

        The options and Shares subject to the options, as well as the other Shares held in those Plans, will be subject, among other things, to our right to repurchase them at varying purchase prices upon certain terminations of employment, pursuant to the employee stock purchase agreements above. However, in the event that the Shares subject to the options are, as also described above, required by Profit Sharing (Overseas) to be sold to a third party, the participants will be entitled to receive a cash payment in respect of his or her Shares if the participant would have received cash under his or her forfeited award in that circumstance.

        In addition, options may be adjusted to reflect variations in the share capital of the Company including the capitalization, rights issue and subdivision, consolidation or reduction in the capital of the Company. The Board of Directors may amend the provisions of the Zero Cost Share Option Scheme at any time; however, the Board of Directors may not make any amendments that would disadvantage the participants without obtaining prior approval of the amendments from a majority of the participants.

        In connection with the employee stock purchase agreements described above, a trust was established at the time of the 1998 acquisition of Willis Group Limited by Profit Sharing (Overseas), which through its trustees, is a party to the Management and Employee Shareholders' and Subscription Agreement, which governs the Shares purchased by our employees. Under this agreement, the trust can be required to purchase Shares and options owned by these employees whose employment with us is terminated. Also, the trust has the power to repurchase the Shares and options owned by such former employees and the power to sell Shares at fair market value to current employees which is undertaken in connection with certain option grants under the 2001 Plan. As of February 27, 2004, the trust had an interest in 795,925 Shares which can be purchased by employees or used to satisfy options grants made by us.

Others

        We also maintain a deferred compensation plan for certain employees that allows employees to defer a portion of their annual compensation and Willis North America has a 401(k) plan covering all eligible employees of Willis North America and its subsidiaries. Shares are available as an investment option to participants in Willis North America's 401(k) plan.

COMPENSATION COMMITTEE REPORT

Compensation Philosophy, Policies and Plans for Executive Officers

        The primary functions of the Compensation Committee are to (a) establish the Company's general compensation philosophy, and oversee the development and implementation of compensation programs; (b) review and approve annually corporate goals and objectives relevant to the compensation of the Chairman and Chief Executive Officer and evaluate his performance in light of those goals and objectives; (c) review and approve compensation programs applicable to the senior management of the Company; and (d) make recommendations to the Board on the Company's existing and proposed incentive compensation plans and equity-based plans and oversee the administration of these plans. The Committee operates pursuant to a Charter a copy of which is attached to the proxy statement as Appendix C and which can also be found on the Company's website at www.willis.com.

        As one of the leading insurance brokers in the world, the Company's need to attract and retain highly qualified and talented professionals is paramount. The marketplace in which the Company competes is very highly competitive and covers all the financial services areas and not just the insurance sector. Further, our compensation policies, while designed to secure the services of appropriate professionals, must also support our vision of creating a great company, working together as a team to deliver value and growth.

        The Chairman and Chief Executive Officer heads a group of senior executives who work together supporting the Company's vision. The basis of our compensation philosophy is that we are focused on performance driven wealth creation and in following this philosophy there are three elements to our senior executive compensation:

  •
  Fixed annual cash compensation through salaries.

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  Variable annual cash compensation through our Annual Incentive Plan.

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  Long term equity compensation.

Salaries

        Base salaries are set at a level designed to be competitive in the labour markets in which our senior executives operate.

Annual Incentive Plan

        Annual Incentive Plan awards are designed to provide our senior executives, as well as our employees, including those at senior level the opportunity to achieve additional cash awards based on predetermined quantitative performance of the Company, the business units for which they are responsible and their individual qualitative performance which support the Company's overall goals.

        Targets set at Company and business unit level relate to Earnings Before Interest and Tax ("EBIT") and Revenue as well as to other specific quantifiable areas. Annual Incentive Plan payments are made in March following the year of performance and those of the Chairman and Chief Executive Officer and executive officers are reviewed and approved by the Compensation Committee.

Long Term Equity Compensation

        Owning an equity interest is a fundamental part of our compensation philosophy. The Chairman and Chief Executive Officer and all the executive officers have ownership in the Company's shares, principally through the Equity Participation Plan.

        During 2003, options grants were made under the 2001 Share Purchase and Option Plan ("Plan") to a number of employees including two executive officers. The number of options granted was determined following a review of each participant's performance and contribution or potential contribution for new hires.

        All option grants made under this Plan have been made in the form of non-qualified stock options at exercise prices equal to the fair market value of the Company's common stock at the date of grant. For United Kingdom based executives a condition of the option grant is that the optionee agrees to pay any social security taxes otherwise paid by the Company upon the exercise of the option.

Basis for Chairman and Chief Executive Officer's Compensation

        The compensation for the Company's Chairman and Chief Executive Officer, Joseph J. Plumeri, is designed primarily with reference to the quantifiable and qualitative annual performance of the Company compared to earlier years. These include the Company's growth in revenue and net income as well as Mr. Plumeri's overall leadership and influence on the performance and direction of the Company. In particular, the Company achieved every financial target set for 2003, including the refinancing of the debt assumed in the management buy-out arranged by KKR in 1998 and the earning of an investment grade rating awarded by Standard & Poors for consistent and improved operating performance.

Compensation Committee Membership

        The membership of the Compensation Committee was reorganized, as of April 21, 2004, to consist solely of directors complying with the Company's Director Independence Standards contained in the Company's Corporate Governance Guidelines which take into account the need to satisfy the independent criteria required under the rules of the Securities Exchange Commission and the NYSE new listing standards. The Committee's new membership is Perry Golkin (Chairman), Joseph A. Califano Jr. and Paul M. Hazen.

Perry Golkin (Chairman)	Paul M. Hazen
William W. Bradley	Scott C. Nuttall
Todd A. Fisher

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During 2003, William W. Bradley, Todd A. Fisher, Perry Golkin, Paul M. Hazen and Scott C. Nuttall served on the Compensation Committee. Messrs. Golkin and Fisher are also members of KKR 1996 Overseas, Limited, the general partner of KKR Associates II 1996, Limited Partnership, which is the general partner of KKR 1996 Fund (Overseas), Limited Partnership which is the general partner of Profit Sharing (Overseas), Limited Partnership, which owns approximately 7.5% of the issued and outstanding Shares. Mr. Nuttall, a member of the Compensation Committee, is an executive of KKR. See "Transactions with Management and Others" below.

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN

        The following graph demonstrates a comparison of cumulative total returns for the Company, the S&P 500 and a peer group comprised of the Company, Aon Corporation, Arthur J. Gallagher & Co., Brown & Brown Inc., Hilb, Rogal and Hamilton Co., and Marsh & McLennan Companies, Inc. The comparison charts the performance of $100 invested in the Company, the S&P 500 and the peer group on June 11, 2001, assuming full dividend reinvestment.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

        In 2003, the Company paid annual fees, quarterly in arrears, of $1.0 million to KKR and $350,000 to Fisher Capital Corp. L.L.C. for management, consulting, and certain other services provided to the Company and its subsidiaries. We also reimburse their incidental expenses in connection with those services. Messrs. Todd A. Fisher, Perry Golkin, Henry R. Kravis, Scott C. Nuttall and George R. Roberts are affiliated with KKR and James R. Fisher is affiliated with Fisher Capital Corp. L.L.C.

        Concurrently with the secondary public offering by certain of its shareholders of 20 million Shares in February 2004, the Company purchased 3,974,154 of its Shares from Profit Sharing (Overseas), Limited Partnership, an affiliate of KKR, and 25,846 of its Shares from Fisher Capital Corp. L.L.C. at a price of $37.026 per Share, the net public offering price in the secondary offering, in a private non-underwritten transaction.

        Our US subsidiary, Willis North America Inc., has an interest of approximately 6.91% on a fully diluted basis in OneShield Inc., a company it is partnering with to bring major segments of its workflow process on United States business to the Internet. Our subsidiary also has warrants in OneShield Inc., which on exercise could increase its interest to approximately 6.96% on a fully diluted basis. The partners and employees of KKR and Fisher Capital Corp. L.L.C., some of whom serve as our directors, have current interests of 16.1% in the aggregate in OneShield Inc. Fisher Capital Corp. L.L.C. also has an interest of 0.7% in OneShield Inc.

        Richard J. S. Bucknall ceased to be an Underwriting Member of Lloyd's during 2003 in respect of the run-off of liabilities of business not settled at the time of his resignation in 1997 as an Underwriting Member of Lloyd's. Some of our insurance brokerage subsidiaries placed risks with the syndicates in which Richard J.S. Bucknall participated in the normal course of their brokerage activities on the same basis as those subsidiaries did with other Lloyd's syndicates. The Company has given Joseph J. Plumeri a guarantee in respect of Willis North America Inc.'s performance obligations under its employment agreement with Mr. Plumeri.

SECTION 16 BENEFICIAL OWNERSHIP COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of the Company's common stock, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission and the New York Stock Exchange, and to furnish the Company with copies of all such forms which they file. To the Company's knowledge, based on representations to the Company by such persons and review of the copies of reports furnished to the Company, all of the Company's directors and officers made all required filings on time during 2003, with the exception of one set of late Form 4 reports relating to the sale of common shares pursuant to an underwritten public offering in May 2003 by KKR 1996 Overseas, Limited and related corporate entities and individuals and, in the case of J. R. Fisher, also relating to the exercise of options for shares subsequently sold in that offering. In addition, Messrs. W. W. Bradley, P. Golkin, P. M. Hazen, S. C. Nuttall, H. R. Kravis, G. R. Roberts, T. A. Fisher and J. R. Fisher each received phantom stock units quarterly as compensation for service on the Company's Board of Directors under the Company's Non-Employee Directors' Deferred Compensation Plan. As a result of a change to the Section 16(a) reporting rules during 2003 which now requires reports of each such transaction during the year to be reported separately rather than all transactions during the year to be reported once annually, each of our directors may be deemed to have filed late Form 4 reports for up to four such transactions during 2003.

SOLICITATION OF PROXIES

        The Board of Directors hereby solicits proxies for use at the 2004 Annual General Meeting and at any adjournment thereof. Shareholders who execute a proxy may still attend the meeting and vote in person. A proxy may be revoked at any time before it is voted by giving to the Secretary of the Company, care of the office of its subsidiary, Willis Group Limited, Ten Trinity Square, London EC3P 3AX, written notice bearing a later date than the proxy, by submission of a later dated proxy or by voting in person at the meeting. Executors, administrators, trustees, guardians, attorneys and other representatives should indicate the capacity in which they are signing and corporations should sign by an authorized officer whose title should be indicated. Mere attendance at the meeting will not revoke a proxy which was previously submitted to the Company.

        The cost of this proxy solicitation is borne directly by the Company. Georgeson Shareholder Communications Inc. has been retained to assist in the proxy solicitation at a fee of approximately $6,500 plus expenses. In addition to solicitation of proxies by mail, proxies may be solicited personally, by telephone, by e-mail and by facsimile by the Company's directors, officers and other employees. Such persons will receive no additional compensation for such services. The Company will also request brokers and other nominees to forward soliciting material to the beneficial owners of shares which are held of record by them, and will pay the necessary expenses.

        Where a shareholder wants to nominate a person for election to the Board at the Company's annual general meeting, the shareholder must provide advance notice to the Company. Notice of shareholder nominations for election at the 2005 annual general meeting must be received by the Company Secretary, Willis Group Holdings Limited, care of the office of its subsidiary, Willis Group Limited, Ten Trinity Square, London EC3P 3AX, no earlier than October 18, 2004 and no later than November 17, 2004. The notice must disclose in respect of the proposed nominee, name, age, business and residence address, principal occupation, number of the Company's shares beneficially owned and such other information as is required to be disclosed for the election of directors pursuant to section 14 of the United States Exchange Act of 1934, as amended, together with a notice executed by the proposed nominee confirming his or her willingness to serve as a director if so elected. The shareholder making the nomination will be expected to provide his or her name, address and number of shares of the Company beneficially owned.

        A copy of the bye-law provisions can be obtained from the Company Secretary on request or can be accessed on the Company's website (www.willis.com). A shareholder may also propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board by writing to the Group General Counsel, Willis Group Holdings Limited, 7 Hanover Square, New York, New York 10004-2594. The Corporate Governance and Nominating Committee will consider the shareholders' nominee proposal in accordance with the selection process and specific qualification standards as set out in the Company's Corporate Governance Guidelines which is attached as Appendix A to the Proxy Statement and can also be found on the Company's website at www.willis.com.

SHAREHOLDER AND OTHER PROPOSALS

        Shareholders who wish to present a proposal and have it considered for inclusion in the Company's proxy materials for the 2005 Annual General Meeting of the Company's shareholders must submit such proposal in writing to the Secretary of the Company on or before November 17, 2004.

        Shareholders who wish to present a proposal at the 2005 Annual General Meeting, other than in relation to the nomination of directors, that has not been included in the Company's proxy materials must submit such proposal in writing to the Secretary of the Company. Any such notice received by the Secretary on or after January 31, 2005 shall be considered untimely for the presentation of proposals by shareholders.

        In addition, the Company's bye-laws and the Bermuda Companies Act contain further requirements relating to the timing and content of the notice which shareholders must provide to the Company for any nomination or matter to be properly presented at a shareholders' meeting.

By order of the Board of Directors,

Michael P. Chitty
Secretary

APPENDIX A

WILLIS GROUP HOLDINGS LIMITED

Corporate Governance Guidelines

I	Introduction

The Board of Directors of Willis Group Holdings Limited (the "Company"), acting on the recommendation of its Corporate Governance and Nominating Committee, has developed and adopted a set of corporate governance guidelines (the "Guidelines") to promote the functioning of the Board and its committees and to set forth a common set of expectations as to how the Board should perform its functions. In recognition of the continuing development of corporate governance best practices these guidelines will be periodically reviewed by the Corporate Governance and Nominating Committee and, if appropriate, recommendations for revision will be made to the Board.
II	Responsibilities and role of the Board

The primary responsibility of the Board is to oversee the affairs of the Company in accordance with applicable laws, rules and regulations, including the requirements of the New York Stock Exchange, Inc. ("NYSE"). The role of the Board is to monitor the effectiveness of management's policies and decisions, including the execution of its strategies towards maximizing the Company's long-term value for the benefit of shareholders.

All directors owe a duty of loyalty to the Company to ensure that the best interests of the Company take precedence over any interests possessed by the directors. The directors, in discharging their duties, are required to exercise the skill and care which may be reasonably expected of a person with that director's skills and experience.
III	Board Composition

The Board has determined not to have a fixed number of directors, but in accordance with the Company's current bye-laws the maximum number of directors will be no more than 20. A majority of the Board will consist of directors who the Board has determined have no material relationship with the Company and who will qualify as "independent" under the listing standards of the NYSE. The Corporate Governance and Nominating Committee and the Board will use the Director Independence Standards set out in Appendix I to these guidelines in determining the independence of a director.

The Board, with assistance from its Corporate Governance and Nominating Committee, will undertake an annual review to evaluate the independence of its non-employee directors and the independence standards to be applied. In advance of the meeting at which this review occurs, each non-employee director will be asked to provide the Board with full information regarding the director's business and other relationships with the Company and its affiliates and senior management and their affiliates to enable the Board to evaluate the director's independence.

IV	Selection of Chairman of the Board and Chief Executive Officer

The Board is free to select its Chairman and the Company's Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. The positions may be filled by one individual.
V	Selection of Directors

Nominations. The Board is responsible for nominating individuals for election to the Board and for filling vacancies on the Board that may occur between annual meetings of shareholders. The Company's shareholders may nominate a person for election to the Company's Board of Directors in accordance with the provisions of the Company's bye-laws or may propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board. The Corporate Governance and Nominating Committee is responsible for identifying, considering and recommending candidates to the Board for Board membership, including shareholder nominations or proposals received, subject to the majority of the Board remaining independent.
The Corporate Governance and Nominating Committee will use the Director Selection Process set out in Appendix II to these guidelines in performing its selection function.

Criteria. The Board, based on the recommendation of the Corporate Governance and Nominating Committee, will select new nominees for the position of director by reference to its Director Qualification Standards set out in Appendix III to these guidelines.

Orientation and Continuing Education. Senior management, working with the Board, will provide an orientation process for new directors, including background material on the Company, its business and its risk profile, and meetings with senior management. Periodically senior management will prepare additional educational sessions for directors and directors will be encouraged to participate in external educational programs sourced for directors on matters relevant to the Company and to the exercise of the duties of a director.
VI	Election Term
The Board has not established term limits. However, the directors will generally be expected to serve for a term of office of not less than three years.
VII	Retirement of Directors

The Company's bye-laws prescribe that each director will be subject to annual re-election at the Company's Annual General Meeting and to the provisions of the Company's bye-laws regarding removal. The bye-laws do not establish a mandatory retirement age for directors.
VIII	Other Directorships

The Company values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director's time and availability and may present conflicts or legal issues. Directors should advise the Chairman of the Corporate Governance and Nominating Committee and the Chairman and Chief Executive Officer before accepting membership on other boards of directors or other significant commitments involving affiliation with other businesses or governmental units.

IX	Board Meetings

The Board anticipates holding at least five meetings annually with further meetings to occur at the discretion of the Board. The Executive Committee, which has all the powers of the Board, will meet and exercise the powers of the Board as required.

The Chairman and Chief Executive Officer establishes the agenda for each Board Meeting and distributes the agenda in advance of the meeting. Directors may suggest additional agenda items and may raise at any meeting subjects that are not on the agenda.

Management is responsible for assuring that information and data that are important to the Board's understanding of the Company's business and to all matters expected to be considered and acted upon by the Board be distributed in writing to the Board sufficiently in advance of each Board meeting and each action to be taken by written consent to provide the directors a reasonable time to review and evaluate such information and data. Management will make every attempt to see that this material is as concise as possible while still providing the desired information. In the event of a pressing need for the Board to meet on short notice or if such materials would otherwise contain highly confidential or sensitive information, it is recognised that written material may not be available in advance. To prepare for meetings, directors should review these materials in advance. Directors will preserve the confidentiality of all materials given and information provided to the Board.
X	Attendance and Participation in Meetings

All directors should make every effort to attend meetings of the Board and its committees of which they are members, as well as meetings of shareholders. Members may attend by telephone or video conference.

Each director should be sufficiently familiar with the business of the Company, including its financial statements and capital structure, and the risks and competition it faces, to facilitate active and effective participation in the deliberations of the Board and of its committees on which he or she serves. Upon request, senior management will make appropriate personnel available to answer any questions a director may have about any aspect of the Company's business.
XI	Confidentiality

The proceedings and deliberations of the Board and its committees are confidential. Each director is expected to maintain the confidentiality of information received in connection with his or her service as a director.
XII	Executive Sessions of Independent Directors

Independent directors will meet in executive session without senior management for a portion of each meeting. Any non-management directors who are not independent under the NYSE regulations may participate in such executive sessions provided that the independent directors meet in executive session without them not less than once a year. The Chairman of each session will be determined by the directors at that time.

XIII	The Committees of the Board

The Company will have the Board committees required by the rules of the NYSE. Currently, these are the Audit Committee, the Compensation Committee and Corporate Governance and Nominating Committee. Each of these three committees has a written charter satisfying the rules of the NYSE. These charters can be found on the Company's website at www.willis.com. The Audit Committee also satisfies the requirements of SEC Rule 10A-3.

All directors, whether members of a committee or not, are invited to make suggestions to a committee chairman for additions to the agenda of his or her committee or to request that an item from a committee agenda be considered by the Board. Each committee chairman will give to the Board a report of the committee's activities since the preceding Board meeting.

Each of the Corporate Governance and Nominating Committee, the Audit Committee and the Compensation Committee shall be composed of at least three directors who the Board has determined have no material relationship with the Company and who are otherwise "independent" under the rules of the NYSE and the SEC, as applicable. The required qualifications for the members of each committee shall be set out in the respective committees' charters. A director may serve on more than one committee for which he or she qualifies.
Committee meetings are generally scheduled to coincide with regular Board meetings. The Chairman of each committee may call additional meetings, as required.

The Company also has an Executive Committee. This Committee has all the powers of the Board, when it is not in session, in the management of the business and affairs of the Company except as may otherwise be provided in resolutions of the Board and under applicable law.
XIV	Other Audit Committee Memberships

No member of the Audit Committee may serve simultaneously on the audit committees of more than three other public company boards, unless the Board determines that such simultaneous service would not impair such director's ability to effectively serve on the Audit Committee and such determination is disclosed in the Company's annual proxy statement. Directors will advise both the Chairman and Chief Executive Officer of the Board and the Chairman of the Corporate Governance and Nominating Committee prior to accepting an invitation to serve on the Audit Committee of any other public company board.
XV	Evaluating Board and Board Committee Performance

The Board, acting through the Corporate Governance and Nominating Committee, will conduct a self-evaluation at least annually to determine whether it is functioning effectively. The Corporate Governance and Nominating Committee periodically considers the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.

Each committee of the Board, with the exception of the Executive Committee, will conduct a self-evaluation at least annually and report the results to the Board, acting through the Corporate Governance and Nominating Committee. Each committee's evaluation must compare the performance of the committee with the requirements of its charter.

XVI	Management Succession

From time to time, the Board reviews and agrees a succession plan. To assist the Board the Chairman and Chief Executive Officer will present to the Corporate Governance and Nominating Committee a report on succession planning for all senior management with an assessment of senior management and their potential to succeed the Chairman and Chief Executive Officer and other senior management positions. The Chairman and Chief Executive Officer and the Chairman of the Corporate Governance and Nominating Committee shall review the report with the Board. As a matter of policy, the Chairman and Chief Executive Officer provides the Board, on an ongoing basis, his or her recommendation as to a successor in the event he or she is no longer able to serve as Chairman and Chief Executive Officer.
XVII	Executive Compensation

Evaluating and Approving Salary for the Chairman and Chief Executive Officer. The Board, acting through the Compensation Committee, evaluates the performance of the Chairman and Chief Executive Officer and the Company against the Company's goals and objectives and approves the compensation level of the Chairman and Chief Executive Officer.

Evaluating and Approving the Compensation of Senior Management. The Board, acting through the Compensation Committee, evaluates and approves the proposals for overall compensation policies applicable to senior management of the Company.
XVIII	Board Compensation

The Board periodically reviews the components and amount of Board compensation in relation to other similarly situated companies. Board compensation should be consistent with market practices but should not be set at a level that would call into question the Board's objectivity.
XIX	Contact with Senior Management

All directors are encouraged to contact the Chairman and Chief Executive Officer at any time to discuss any aspect of the Company's business. Directors also have complete access to other members of senior management and are encouraged to speak to any member of senior management. The directors will co-ordinate all such access, as far as possible, through the Chairman and Chief Executive Officer and will use their judgment to assure that this access is not unduly distracting to the business operations of the Company. The Board expects that there will be frequent opportunities for directors to meet with the Chairman and Chief Executive Officer and other members of senior management in Board and committee meetings and in other formal or informal settings.

Further, the Board encourages senior management, from time to time, to bring employees into Board meetings who, (a) can provide additional insight into the items being discussed because of personal involvement and substantial knowledge in those areas, or (b) should be given exposure to the Board.

XX	Communications with Shareholders and other constituencies

The Chairman and Chief Executive Officer is responsible for establishing effective communications with the Company's stakeholder groups, including shareholders, the press, analysts, clients, suppliers, governments and representatives of the communities in which it operates. It is the policy of the Company to communicate and interact fully with these stakeholders and the Board will look to senior management to speak for the Company. This policy does not preclude outside directors from communicating directly with shareholders or other constituencies about Company matters, but any such communications will generally be held at the request of the Board or senior management with senior management present.

A shareholder may either communicate with the independent directors or propose an individual to the Corporate Governance and Nominating Committee for its consideration as a nominee for election to the Board by writing to the Group General Counsel, Willis Group Holdings Limited, 7 Hanover Square, New York, New York 10004-2594.
XXI	Code of Ethics

The Company has adopted a Code of Ethics. Certain portions of the Code deal with activities of directors, including with respect to transactions in the securities of the Company, potential conflicts of interest, the taking of corporate opportunities for personal use, and competing with the Company. Directors should be familiar with the Code's provisions in these areas and should consult with the Company's Group General Counsel in the event of any issues.
XXII	Reliance on Senior Management and Outside Advice

In performing its functions, the Board and its committees are entitled to rely on the advice, reports and opinions of senior management as well as outside counsel, accountants, auditors and other expert advisors. The Board and its committees shall have the authority to retain and approve the fees and retention terms of its outside advisors.

APPENDIX I

DIRECTOR INDEPENDENCE STANDARDS

        The Board and the Corporate Governance and Nominating Committee will broadly consider all relevant facts and circumstances and will apply the following standards.

a)
A director will not be considered independent if, within the preceding three years:

•
the director was an employee, or an immediate family member of the director was an executive officer, of the Company; or

•
the director or an immediate family member of the director, received more than $100,000 per year in direct compensation from the Company, other than director fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with the Company); except that compensation received by an immediate family member of the director for services as an non-executive employee of the Company need not be considered in determining independence under this test; or

•
the director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company; or

•
the director, or an immediate family member of the director, was employed as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee; or

•
the director was employed by another company (other than a charitable organisation) or an immediate family member of the director was employed as an executive officer of such company, that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues; provided, however, that in applying this test, both the payments and the consolidated gross revenues to be measured will be those reported in the last completed fiscal year; and provided, further, that this test applies solely to the financial relationship between the Company and the director's (or immediate family member's) current employer—the former employment of the director or immediate family member need not be considered.

b)
A director will only be appointed as a member of the Board Audit Committee if he or she also satisfies the independence criteria laid down in SEC Rule 10A-3.

c)
The following relationships will not be considered to be material relationships that would impair a director's independence:

•
Commercial Relationship:    If a director of the Company is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, does not exceed the greater of (a) $1,000,000 or (b) 2% of such other company's consolidated gross revenues;

  •
  Indebtedness Relationship:    If a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness is less than 2% of the consolidated assets of the company wherein the director serves as an executive officer;

  •
  Equity Relationship:    If the director is an executive officer of another company in which the Company owns a common stock interest, and the amount of the common stock interest is less than 10% of the total shareholders' equity of the company where the director serves as an executive officer; or

  •
  Charitable Relationship:    If a director of the Company, or the spouse of a director of the Company, serves as a director, officer or trustee of a charitable organisation, and the Company's contributions to the organisation in any single fiscal year are less than the greater of (a) $1,000,000 or (b) 2% of that organisation's gross revenues.

d)
For relationships that do not meet the categorical standards of immateriality set forth in section (c) above, or for relationships that are covered, but as to which the Board believes a director may nevertheless be independent, the determination of whether the relationship is material or not, and therefore whether the director would be independent, will be made by the directors who satisfy the independence guidelines set forth in Sections (a) to (c) above. The Company will explain in its proxy statement any Board determination that a relationship was immaterial in the event that it did not meet the categorical standards of immateriality set forth in Section (c) above.

e)
For the purposes of these standards, an "immediate family member" includes a person's spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares such person's home; except that when applying the independence tests described above, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or have become incapacitated.

APPENDIX II

DIRECTOR SELECTION PROCESS

        The entire Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between Annual Meetings of Shareholders. The Corporate Governance and Nominating Committee ("the Committee") is responsible for identifying, considering and recommending candidates to the Board for Board membership. The Chair of the Committee will oversee this process.

        The Committee will generally use the following process when recruiting, evaluating and selecting new director candidates and considering shareholder nominations. The various steps outlined in the process may be performed simultaneously and in an order other than that presented below. Throughout the process, the Committee will keep the full Board informed of its process.

        The Company is committed to maintaining its policy of inclusion and diversity within the Board.

1
The Committee will review periodically the Board's current and projected strengths and needs by, among other things, reviewing the Board's current profile, its Director Qualification Standards and the Company's current and future needs.

2
Using the results of the review, the Committee will prepare a target candidate profile.

3
The Committee will develop an initial list of director candidates by utilising the personal network of the Board and senior management of the Company, and considering any nominees previously recommended, including those recommended by shareholders. The Committee may retain a search firm to assist with this process.

4
The Committee will consider the director candidates to identify those individuals who best fit the target candidate profile and the Board's Director Qualification Standards. From this review, the Committee will prepare a list of preferred candidates and present it to the Chairman and Chief Executive Officer and the Board for input.

5
The Committee will determine if any director has a business or personal relationship with any of the preferred candidates that will enable the director to initiate contact with the candidate to determine his or her interest in being considered for membership to the Board. If necessary, the search firm assisting with the process, will be used to initiate this contact.

6
Whenever possible, the Chairman of the Committee, at least one other independent member of the Board and the Chairman and Chief Executive Officer will interview each interested preferred candidate.

7
Based on input received from the candidate interviews, the Committee will determine whether to extend an invitation to a candidate to join the Board.

8
A reference check will be performed on the candidate.

9
Depending on the results of the reference check, the Committee will extend the candidate an invitation to join the Board, subject to election by the Board.

10
The Board will vote on whether to elect the candidate to the Board.

APPENDIX III

DIRECTOR QUALIFICATION STANDARDS

        The Board should at a minimum consider the following factors in the nomination or appointment of members of the Board:

1
Integrity.    Directors should have proven integrity and be of the highest ethical character and share the Company's values.

2
Reputation.    Directors should have reputations, both personal and professional, consistent with the Company's image and reputation.

3
Judgment.    Directors should have the ability to exercise sound business judgment on a broad range of issues.

4
Knowledge.    Directors should be financially literate and have a sound understanding of business strategy, business environment, corporate governance and board operations.

5
Experience.    In selecting directors, the Board should generally seek those with practical experience of large and complex divisions of publicly held companies, and leaders of major complex organisations, including scientific, accounting, government, educational and other non-profit institutions.

6
Maturity.    Directors should value Board and team performance over individual performance, possess respect for others and facilitate superior Board performance.

7
Skills and Personality.    In selecting directors the Board should consider the interplay of the individual's experience, skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of the Company.

8
Commitment.    Directors should be able and willing to devote the required amount of time to the Company's affairs, including preparing for and attending meetings of the Board and its committees. Directors should be actively involved in the Board and its decision-making.

9
Independence.    Directors should be independent in their thought and judgment and be committed to represent the long-term interests of all of the Company's shareowners.

APPENDIX B

WILLIS GROUP HOLDINGS LIMITED

Audit Committee Charter

Purpose of the Audit Committee

        The purpose of the Audit Committee is to assist the Board's oversight of: (i) the integrity of the Company's financial statements; (ii) the selection and oversight of the independent auditors; (iii) the Company's compliance with legal and regulatory requirements; (iv) the independent auditor's qualifications and independence; (v) the performance of the independent auditors and the Company's internal audit function; and (vi) the establishment and maintenance of proper internal accounting controls and procedures; and to prepare an Audit Committee Report as required by the Securities and Exchange Commission for inclusion in the Company's annual proxy statement and as required by the New York Stock Exchange ("NYSE").

Composition of the Audit Committee

        The Audit Committee of Willis Group Holdings Limited (the "Company") shall be comprised of at least three directors who shall be independent under the rules of NYSE and the Securities and Exchange Commission ("SEC"). No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than three other public companies unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee, and disclose this determination in the Company's annual proxy statement. They shall serve at the pleasure of the Board and for such term or terms as the Board may determine. The Board shall designate one member of the Audit Committee as its chairperson.

        The Board of Directors shall determine that each member of the Committee is "financially literate" and that one member has "accounting or related financial management expertise", as such qualifications are interpreted by the Board of Directors in its business judgment. The Board of Directors shall also determine whether any member of the Audit Committee is an "audit committee financial expert," as defined by the rules of the SEC. If the Board has determined that a member of the Audit Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise.

Delegation to Subcommittee

        The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

Compensation of the Audit Committee

        No member of the Audit Committee may receive any compensation from the Company other than (i) director's fees; and (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive.

Meetings of the Audit Committee

        The Audit Committee shall meet at least four times per year, or more frequently if circumstances dictate. In addition, the Audit Committee will meet at least four times per year with each of senior management, the Company's internal auditors and the independent auditors in separate executive sessions.

Duties and Powers of the Audit Committee

        To achieve its purpose, the Audit Committee shall have the following duties and powers:

1.
With respect to the independent auditors:

(i)
to appoint, retain and terminate the independent auditors (subject, if applicable, to shareholder ratification which will be pre-approved);

(ii)
to appoint, retain and terminate any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services for the Company or its consolidated subsidiaries;

(iii)
to approve all fees and engagement terms relating to audit-related and non-audit related engagements;

(iv)
to take account of the opinions of management and the Company's internal auditors in assessing the independent auditors' qualifications, performance and independence;

(v)
to ensure that the independent auditors prepare and deliver annually an Auditor's Statement (describing the independent auditors' internal quality control procedures, the results of any relevant reviews, inquiries or investigations and all relationships between the independent auditors and the Company), and to discuss with the independent auditors any matters disclosed in this Statement that may impact the quality of their audit services or their objectivity and independence, including resolving any disagreements between management and the independent auditors regarding financial reporting;

(vi)
to discuss with the independent auditors the rotation of the lead (or co-ordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

(vii)
to maintain a hiring policy for employees of the independent auditor who participated in any capacity in the audit of the Company; and

(viii)
to obtain from the independent auditors in connection with any audit a timely report relating to the Company's annual audited financial statements describing all critical accounting policies and practices used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any "management" letter or schedule of unadjusted differences.

2.
With respect to financial reporting principles and policies and internal audit procedures:

(i)
to consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent auditors required by or referred to in SAS 61 (as codified by AU Section 380) as it may be modified or supplemented;

(ii)
to meet with senior management, the independent auditors and the director of the internal audit department:

•
to discuss the scope of the annual audit and to review with the independent auditors any audit problems or difficulties and management's response;

•
to review the audited annual financial statements and unaudited quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and to recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K;

•
to review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q regarding any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's system of internal controls;

•
to discuss any significant changes to the Company's audit and accounting principles, policies, controls, procedures and practices proposed or contemplated by management, the internal audit department and the independent auditors;

•
to discuss, as appropriate, (a) any major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles, major issues as to the adequacy of the Company's internal controls, and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management, the internal audit department or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (c) material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences; and (d) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

•
to review management's implementation of recommendations of internal audit and the independent auditors;

•
to review annual internal audit plans for the Company including the adequacy of resources to accomplish said plans; and

•
to review internal audit findings and recommendations, reports to management in connection therewith and the timelines and thoroughness of management's responses thereto including related implementation and corrective action.

    These meetings may be held either in person, or by means of such telephone, electronic or other communication facilities as allows all persons participating in the meeting to communicate with each other simultaneously and instantaneously;

  (iii)
  to discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company's exposure to risk, and to discuss the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

  (iv)
  to discuss with the Company's General Counsel any significant legal, compliance or regulatory matters that may have a material effect on the Company's business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies;

  (v)
  to discuss earnings press releases (paying particular attention to any use of non-GAAP information), and financial information and earnings guidance provided to analysts and rating agencies; and

  (vi)
  to obtain reports from management of any significant related party transactions and to review and approve such transactions.

3.
With respect to reporting and recommendations:

(i)
to prepare any report or other disclosures, including any recommendation of the Audit Committee, required by the rules of the SEC to be included in the Company's annual proxy statement;

(ii)
to review this Charter at least annually and recommend any changes to the full Board of Directors;

(iii)
to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate; and

(iv)
to prepare and review with the Board an annual performance evaluation of the Audit Committee, comparing the performance of the Audit Committee with the requirements of the Charter, and setting forth the goals and objectives of the Audit Committee for the upcoming year. The performance evaluation by the Audit Committee shall be conducted in such a manner as the Audit Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Audit Committee or any other member of the Audit Committee designated by the Audit Committee to make this report.

4.
With respect to Compliance, to establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Resources and Authority of the Audit Committee

        The Audit Committee shall have the resources and authority appropriate to discharge its duties and responsibilities. In particular, it will be authorized to engage independent auditors for special audits, reviews and other procedures and to retain special or independent counsel and other experts or consultants, as it deems appropriate, without seeking approval of the Board or management.

Limitation of the Audit Committee's Role

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

APPENDIX C

WILLIS GROUP HOLDINGS LIMITED

Compensation Committee Charter

Purpose and Responsibility

        The Compensation committee (the "Committee") of the Board of Directors (the "Board") of Willis Group Holdings Limited (the "Company") shall have the purpose and responsibility to:

1.
In consultation with senior management, establish the Company's general compensation philosophy, and oversee the development and implementation of compensation programs.

2.
Review and approve annually corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer ("CEO"), evaluate the performance of the CEO in light of those goals and objectives, and (either as a committee or together with the other independent directors, as directed by the Board) set the CEO's compensation level based on this evaluation. In determining the long-term incentive component of CEO compensation, the Committee shall consider, among other factors, the Company's performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the CEO in the past years and such other factors as the Committee may deem relevant.

3.
Review and approve compensation programs applicable to the senior management of the Company.

4.
Make recommendations to the Board with respect to non-CEO compensation and the Company's existing and proposed incentive compensation plans and equity-based plans, oversee the activities of the employees and management committees responsible for administering these plans and discharge any responsibilities imposed on the Committee by any of these plans and approve any new equity compensation plans or any material change to existing plans where shareholder approval has not been obtained.

5.
In consultation with senior management, oversee regulatory compliance with respect to compensation matters, including overseeing the Company's policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

6.
Prepare and issue the evaluations and reports required under "Committee Reports" below.

7.
Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the Company's compensation programs.

Committee Membership

        The Committee shall consist of a minimum of three members of the Board who shall be appointed by the Board in accordance with the independence requirements of the New York Stock Exchange. They shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

        The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least twice a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

        The Committee may invite such members of management to its meetings as it may deem desirable or appropriate, consistent with the maintenance of the confidentiality of compensation discussions. The CEO shall not attend the portion of any meeting during which the CEO's performance or compensation is discussed, unless specifically invited by the Committee.

Delegation to Subcommittee

        The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee in accordance with the Company's bye-laws. In particular, the Committee may delegate the approval of certain transactions to a subcommittee consisting solely of members of the Committee who are (i) "Non-Employee Directors" for the purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as in effect from time to time, and (ii) "outside directors" for the purposes of Section 162(m) of the Internal Revenue Code, as in effect from time to time.

Committee Reports

        The Committee shall produce the following reports and provide them to the Board:

1
An annual Report of the Compensation Committee on Executive Compensation for inclusion in the Company's annual proxy statement in accordance with applicable Securities and Exchange Commission ("SEC") rules and regulations.

2
An annual performance evaluation of the Committee, comparing the performance of the Committee with the requirements of this charter and setting forth the goals and objectives of the Committee for the upcoming year. The performance evaluation should also recommend to the Board any improvements to this charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

3
A summary of the actions taken at each Committee meeting, which shall be presented to the Board at the next Board meeting.

Resources and Authority of the Committee

        The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Committee shall have the sole authority to select, retain and terminate a compensation consultant and to approve the consultant's fees and other retention terms.

APPENDIX D

WILLIS GROUP HOLDINGS LIMITED

Corporate Governance and
Nominating Committee Charter

Purpose and responsibility of Committee

        The Corporate Governance and Nominating Committee (the "Committee") of the Board of Directors (the "Board") of Willis Group Holdings Limited (the "Company") shall have the purpose and responsibility to:

1
Develop and recommend Director Independence Standards to the Board and periodically review those standards.

2
Develop and recommend to the Board the Director Selection Process for identifying, considering and recommending candidates to the Board and periodically review that process.

3
Develop and recommend to the Board the Qualification Standards for use in selecting new nominees for the position of Director and periodically review those standards.

4
Advise and make recommendations to the Board from time to time as to changes that the Committee believes to be desirable to the size of the Board or any Committee thereof.

5
Assist the Board in its annual review to evaluate the independence of its non-employee directors.

6
Identify individuals believed to be qualified to become Board members, and to recommend to the Board the nominees to stand for election as directors at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders. In the case of a vacancy in the office of a director (including a vacancy created by an increase in the size of the Board), the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by shareholders. In nominating candidates, the Committee shall take into consideration the criteria approved by the Board which are set forth in the Corporate Governance Guidelines and such factors as it deems appropriate. These factors may include judgment, skill, diversity, experience with business and other organizations, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

7
Identify Board members qualified to fill vacancies on any committee of the Board (including the Committee) and to recommend that the Board appoint the identified member or members to the respective committee. In nominating a candidate for committee membership, the Committee shall take into consideration the factors set forth in the charter of the committee, if any, as well as any other factors it deems appropriate, including without limitation the consistency of the candidate's experience with the goals of the committee and the interplay of the candidate's experience with the experience of other committee members.

8
Review periodically and recommend changes to the Board from time to time to the corporate governance principles applicable to the Company.

9
Review the appropriateness of continued service on the Board of members whose circumstances have changes or who contemplate accepting a directorship to another company or an appointment to an audit committee of another company.

10
Perform any other duties or responsibilities expressly delegated to the Committee by the Board from time to time relating to the nomination of Board and committee members.

11
Periodically evaluate the overall effectiveness of the organisation of the Board (including the effectiveness of the committees) and the Board's performance of its governance responsibilities and report such findings to the full Board of Directors.

12
Provide to the Board an annual report of the Corporate Governance and Nominating Committee for inclusion in the Company's annual proxy statement in accordance with applicable SEC rules and regulations.

Committee Membership

        The Committee shall consist of at least three members of the Board who shall be appointed by the Board in accordance with the independence requirements of the New York Stock Exchange. They shall serve at the pleasure of the Board and for such term or terms as the Board may determine. In making such appointments, the Board shall consider any nominations recommended by the Committee.

Resources and Authority of the Committee

        The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Committee shall have the sole authority to select and retain a consultant or search firm, to terminate any consultant or search firm retained by it, and to approve the consultant or search firm's fees and other retention terms of special counsel or other experts or consultants, as it deems appropriate. With respect to consultants or search firms used to identify director candidates, this authority shall be vested solely in the Committee.

Committee Structure and Operations

        The Board shall designate one member of the Committee as its chairperson. The Committee shall meet in person or telephonically at least once a year at a time and place determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

Delegation to Subcommittee

        The Committee may delegate all or a portion of its duties and responsibilities to a subcommittee or subcommittees of the Committee.

Attendance

        The Committee chairperson may invite such members of management to the Committee's meetings as he or she may deem desirable or appropriate.

Performance Evaluation

        The Committee shall produce and provide to the Board an annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation shall also recommend to the Board any improvements to the Committee's charter deemed necessary or desirable by the Committee. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make such report.

APPENDIX E

WILLIS GROUP HOLDINGS LIMITED

Policy Regarding Pre-Approval of Independent Auditors' Services

Purpose and Applicability

        The Audit Committee recognises the importance of maintaining the independent and objective stance of our independent auditors. The Audit Committee believes that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee and the independent auditors.

        The Audit Committee recognises that the independent auditors possess a unique knowledge of the Company (which includes consolidated subsidiaries) and can provide necessary and valuable services to the Company in addition to the annual audit. The provision of these services is subject to three basic principles of auditor independence: (i) auditors cannot function in the role of management; (ii) auditors cannot audit their own work; and (iii) auditors cannot serve in an advocacy role for their client. Consequently, this policy sets forth guidelines and procedures to be followed by the Company when retaining the independent auditors to perform audit and permitted non-audit services.

Policy Statement

        The policy requires all services provided by the Company's Independent Auditors, both audit and permitted non-audit, to be pre-approved by the Audit Committee or the Chairman of such committee or, in his absence, any other independent member of the committee ("Delegated Member"). The pre-approval of the audit and permitted non-audit services may be given at any time before commencement of the specified service. The decisions of a Delegated Member to pre-approve a service shall be reported to the Audit Committee at its subsequent regularly scheduled meeting.

        The Audit Committee has agreed that the following at least would be treated as permitted audit and non-audit related services.

Audit

1
Audits of the Company's financial statements required by Securities and Exchange Commission's rules, lenders, statutory requirements, regulators and others in the countries in which the Company and its subsidiaries operate.

2
Consents, comfort letters, reviews of registration statements and similar services that incorporate or include the audited financial statements of the Company or any of its subsidiaries.

3
Audits of employee benefits plans.

4
Accounting consultations and support related to generally accepted accounting principles.

5
Internal control review services.

6
Merger and acquisition due diligence services.

Non-Audit

1
Tax advice and assistance in connection with any tax returns filed by the Company and its subsidiaries.

2
Tax and related accounting implications of proposed and finalised transactions.

3
Compliance with tax laws and regulations including transfer pricing, ad valorem taxes and indirect taxes.

4
Regulatory consulting services that do not constitute prohibitive activities under Section 10A(g) of the US Exchange Act of 1934.

        At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

  •
  A report summarizing the audit and non-audit services, including fees, provided by the independent auditors.

  •
  Details of the services approved by the Delegated Member since its last regularly scheduled meeting.

  •
  A report reviewing the budget and spend to date on the audit, audit related and non-audit related services provided or to be provided in the current year.

AIR MAIL PAR AVION IBRS105	NE PAS AFFRANCHIR NO POSTAGE NECESSARY IF MAILED TO BERMUDA

INTERNATIONAL BUSINESS REPLY MAIL/RESPONSE PAYEE
PERMIT NO. 105	BERMUDA

POSTAGE WILL BE PAID BY ADDRESSEE
The Registrar Willis Group Holdings Limited c/o Reid Management Limited Argyle House, 41a Cedar Avenue PO Box HM 1179 Hamilton HM EX Bermuda

WILLIS GROUP HOLDINGS LIMITED Form of Proxy

For use at the Annual General Meeting to be held on Friday, May 7, 2004 at 9.00 am.

I/We, being a member/members of Willis Group Holdings Limited and entitled to vote at the Annual General Meeting hereinafter mentioned, hereby appoint the Chairman of the meeting

Or:                                                                    Of:

as my/our proxy to attend and to vote, on a poll, for me/us and on my/our behalf at the Annual General Meeting of the Company to be held on Friday, May 7, 2004 in Majestic Ballroom, The Westin at Times Square, 270 West 43rd Street, New York, New York 10036.

	For	Against	Abstain	From:
1 Re-election of directors:
William W. Bradley
Joseph A. Califano Jr.
James R. Fisher
Perry Golkin
Paul M. Hazen
Wendy E. Lane
James F. McCann
Scott C. Nuttall
Joseph J. Plumeri
Douglas B. Roberts
2 Reappointment and remuneration of Deloitte & Touche as Independent Auditors.
Signature:	Dated this	day of	2004.

Notes

1)
If you wish to appoint as your proxy any person other than the Chairman of the meeting, please delete the words 'the Chairman of the meeting' and insert the full name and address of the proxy (in block capitals) in the space provided. A proxy need not be a shareholder of the Company. Please note that a proxy may not speak at the meeting except with the permission of the Chairman of the meeting. The completion of a form of proxy will not prevent a member from attending and voting in person should he afterwards so decide.

2)
Please indicate with an 'X' in the boxes provided how you wish the proxy to vote on your behalf. The proxy is to vote as instructed in respect of the resolutions specified above. In the absence of instructions the proxy may vote or abstain as he thinks fit on the resolutions specified above and, unless instructed otherwise, on any other business (including amendments to resolutions) which may come before the meeting. Any alterations to this proxy form should be initialed.

3)
This proxy, together with any power of attorney under which it is signed, should be returned either to the Company's Registrar or to the office of the Company Secretary at Ten Trinity Square, London EC3P 3AX.

4)
If the member is a corporation, the proxy should be executed under its common seal or under the hand of an officer or attorney duly authorised in writing.

5)
In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register.

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WILLIS GROUP HOLDINGS LIMITED NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
GENERAL INFORMATION
  ITEM 1
ELECTION OF DIRECTORS
SECURITY OWNERSHIP
  ITEM 2
REAPPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURN
TRANSACTIONS WITH MANAGEMENT AND OTHERS
SECTION 16 BENEFICIAL OWNERSHIP COMPLIANCE
SOLICITATION OF PROXIES
SHAREHOLDER AND OTHER PROPOSALS
  APPENDIX A
WILLIS GROUP HOLDINGS LIMITED Corporate Governance Guidelines
  APPENDIX I
DIRECTOR INDEPENDENCE STANDARDS
  APPENDIX II
DIRECTOR SELECTION PROCESS
  APPENDIX III
DIRECTOR QUALIFICATION STANDARDS
  APPENDIX B
WILLIS GROUP HOLDINGS LIMITED Audit Committee Charter
  APPENDIX C
WILLIS GROUP HOLDINGS LIMITED Compensation Committee Charter
  APPENDIX D
WILLIS GROUP HOLDINGS LIMITED Corporate Governance and Nominating Committee Charter
  APPENDIX E
WILLIS GROUP HOLDINGS LIMITED Policy Regarding Pre-Approval of Independent Auditors' Services